Dated January 1999



                                  LAM HOK LING
                                       and
                                   TUNG HOK KI
                                       and
                           HACIENDA RESOURCES LIMITED


                                       and




                     CUNNINGHAM GRAPHICS INTERNATIONAL, S.A.
                                       and
                     CUNNINGHAM GRAPHICS INTERNATIONAL, INC


                 ----------------------------------------------

                                    AGREEMENT
                          for the sale and purchase of
                      of the entire issued share capital of
                       Workable Company Limited and 60% of
                  the issued share capital of Plainduty Limited
                 ----------------------------------------------






                                 Cameron McKenna
                                    5th Floor
                             Tower One Lippo Centre
                                  89 Queensway
                                    Hong Kong
                                T +852 2846 9100
                                F +852 2845 3575
                           Ref: JAO/GMC/NKT/02485.0001

                                Table of Contents


1. Definitions and Interpretation..............................................1
2. Sale and purchase..........................................................10
3. Consideration..............................................................11
4. Conditions.................................................................15
5. Conduct of Business Pending Completion.....................................16
6. Completion.................................................................16
7. Completion Balance Sheet...................................................18
8. The Retention .............................................................20
9. Warranties and covenants...................................................23
10. Remedies..................................................................28
11. Protection of goodwill....................................................29
12. Termination...............................................................32
13. Retirement Scheme.........................................................33
14. Further assurance.........................................................33
15. Confidentiality; announcements............................................33
16. Assignment................................................................34
17. Waiver; variation; invalidity.............................................35
18. Joint and several.........................................................36
19. Costs and expenses........................................................36
20. Payments..................................................................38
21. Entire agreement..........................................................38
22. Counterparts..............................................................39
23. Time of the essence.......................................................39
24. Notices...................................................................39
25. Governing law and jurisdiction............................................41
26. Process Agent.............................................................41

Schedule 1 Details of the Sellers.............................................43

Schedule 2 Details of the Group...............................................44

       Part 1 Details of the Companies........................................44
       Part 2 Details of the Subsidiary.......................................44

Schedule 3 Properties and Leases..............................................46

       Part 1 HK Properties and HK Leases.....................................46
       Part 2 Singapore Property and Singapore Lease..........................47

Schedule 4 Conduct of Business Pending Completion ............................48

Schedule 5 Completion Obligations ............................................50

Schedule 6 Basis for preparation of the Completion Balance Sheet..............53

Schedule 7 Warranties.........................................................55

       Part 1 General warranties..............................................55
       Part 2 Taxation Warranties.............................................86

Schedule 8 List of documents in the agreed form...............................90

Schedule 9 Retirement Scheme..................................................91

Schedule10 Certificates.......................................................92

       Part 1 Sellers' Certificate............................................92
       Part 2 Allottee's Certificate..........................................94


Exhibit A         Accounts
Exhibit B         List of non-recurring expenditure
Exhibit C         Calculation of the amount of the Fixed Consideration

THIS AGREEMENT is made the _____ day of January 1999
BETWEEN:

(1) LAM HOK LING of Flat A, 20th Floor, Block 2, Eden Garden, 9-11 Lok Fung Path, Shatin, New Territories, Hong Kong and TUNG HOK KI of 24H, Han Kung Mansion, Taikoo Shing, Hong Kong (the "Sellers");

(2) HACIENDA RESOURCES LIMITED, a company incorporated in the British Virgin Islands whose registered office is at Commerce Chambers, Road Town, Tortola, British Virgin Islands (the "Allottee");

(3) CUNNINGHAM GRAPHICS INTERNATIONAL, S.A., a company incorporated in the British Virgin Islands whose registered office is at PO Box 3340, Road Town, Tortola, British Virgin Islands (the "Purchaser"); and

(4) CUNNINGHAM GRAPHICS INTERNATIONAL, INC., a company incorporated in New Jersey whose executive offices are located at 629 Grove Street, Jersey City, New Jersey 07310, the United States of America ("CGII").

RECITALS

(A) Details of Workable Company Limited and Plainduty Limited are set out in Part 1 of Schedule 2 (Details of the Companies).

(B) The Sellers have agreed to sell the Shares to the Purchaser and the Purchaser has agreed to purchase the Shares on and subject to the terms and conditions of this Agreement.

NOW IT IS AGREED as follows:

1.        Definitions and Interpretation

          In this Agreement:

1.1       Defined terms:

          "Accounts" means the audited financial statements of each of the Companies in respect of the Financial Period prepared by the Sellers' Accountants as at the Balance Sheet Date on a SSAP basis (comprising in each case a balance sheet, profit and loss account, notes, auditors' and directors' reports, a statement of the source and application of funds or a cashflow statement) and the Closing Balance Sheet. Copies of the Accounts have been initialled by or on behalf of the Sellers for the purpose of identification as Exhibit A annexed to this Agreement;

          "Affiliate" means in relation to any body corporate (i) its holding company; or (ii) any subsidiary (within the meaning of section 2 of the Ordinance) of such body corporate or of its holding company;

          "Agreement"   means  this   Agreement,   including  the  Recitals  and
          Schedules, but not the Tax Deed;

          "Allottee"  means the Party  identified  above as the  allottee of the
          Fixed  Consideration   Shares,   being  a  company  wholly  owned  and
          controlled by the Sellers;

          "Allotment Price" means the price per every CGII Stock at which the Fixed Consideration Shares are to be allotted pursuant to this Agreement, being the average of the daily closing market price of the CGII Stock on the Nasdaq National Market System over a period of 45 consecutive trading days (both dates inclusive) ending on the third business day preceding Completion;

          "Associated Company" means a company in which any Group Company holds shares conferring the right to exercise 20 per cent or more of the votes which could (in normal circumstances and disregarding any exceptional or temporary suspension of any voting rights) be cast on a poll at a general meeting of such company and which is not a subsidiary of any Group Company;

          "Balance Sheet Date" means 30 November 1998;

          "Business" means collectively the businesses of the Group at the date of this Agreement;

          "Business Day" means a day (other than a Saturday or Sunday) when banks are open for business in Hong Kong;

          "Cash  Payment"  means the cash  payment as referred to in  sub-clause
          3.2.2 (Satisfaction of Fixed Consideration);

          "CGII Stock" means the common stock of CGII without par value;

          "Closing Balance Sheet" means the proforma consolidated balance sheet of the Companies on the basis that Plainduty is a wholly owned subsidiary of Workable HK as at the Balance Sheet Date;

          "Commercial Information" means all information (including Know How but not limited to matters which are confidential) at any time belonging to, or under the control of, any Group Company which has at any time been used or intended to be used for the purpose of the Business (or any aspect of it);

          "Companies" means (subject to sub-clause 1.12) Workable HK and Plainduty the respective particulars of which are set out in Part 1 of
          Schedule 2 (Details of the Companies) and "Company" means any one of them;

          "Competent Authority" means (i) any person (whether autonomous or not) having legal and/or regulatory authority; (ii) any court of law or tribunal in any jurisdiction; and/or (iii) any Taxation Authority; "Completion" means completion of the sale and purchase of the Shares pursuant to this Agreement;

          "Completion Balance Sheet" means the accounts referred to in clause 7 (Completion Balance Sheet) prepared in accordance with Schedule 6 (Basis for preparation of the Completion Balance Sheet);

          "Completion Date" means the date of Completion;

          "Conditions" means collectively the conditions to Completion set out in sub-clause 4.1 (Conditions to Completion);

          "Connected Person" means a person connected with any Group Company by reason of any of the Sellers being a director, chief executive or substantial shareholder (who has at least 10% of the voting power at any general meeting);

          "Copyright" is as defined in paragraph 17.1 of Part 1 of Schedule 7 (Intellectual Property);

          "CSFB Debt" means the debt in the amount of HK$313,320 (being the label printing service charges for Credit Suisse First Boston) owed to the Companies which has not been taken into account in the calculation of the Fixed Consideration in sub-clause 3.1 (Fixed Consideration);

          "Disclosed" means accurately and fairly disclosed by the Disclosure Documents and by the general disclosures specifically referred to in paragraphs 1, 2, 3 and 4 of the Disclosure Letter (and "Disclosure" shall be construed accordingly);

          "Disclosure Documents" means the Disclosure Letter and the two identical bundles of documents collated by or on behalf of the Sellers, the outside covers of each of which have been signed for identification by or on behalf of the Sellers and the Purchaser;

          "Disclosure Letter" means the letter described as such, dated as of the date of this Agreement and addressed by the Sellers to the Purchaser;

          "Earn-out Consideration" means the earn-out consideration payable for the Shares pursuant to sub-clause 3.6 (Earn-out Consideration);

          "Employment Ordinance" means the Employment Ordinance (Cap 57 of the Laws of Hong Kong);

          "Encumbrance" means any interest or equity of any person (including any right to acquire, option or right of pre-emption or conversion) or any mortgage, charge, pledge, lien, assignment, hypothecation, security interest, title retention or any other security agreement or arrangement, or any agreement to create any of the above;

          "Environment" and "Environment Laws" are as defined in paragraph 8.1 of Part 1 of Schedule 7 (Environment);

          "Escrow Agreement" means the escrow agreement to be entered into between the Escrow Agent, the Sellers, the Purchaser, CGII and the Allottee in the agreed form;

          "Escrow Agent" means Gibbons, Del Deo, Dolan, Griffinger & Vecchione of One Riverfront Plaza, Newark, New Jersey, USA;

          "Far East Pacific Region" includes New Zealand, India, Pakistan, Nepal, Bhutan, Bangladesh, Laos, Vietnam, Cambodia, Brunei, Sri Lanka, Myanmar, Brazil, Colombia, Argentina, Venezuela, Ecuador, Peru, Chile, Paraguay;

          "Financial Period" means a period of eight months ended 30 November 1998;

          "Financial Year" means a financial year within the meaning of section 2 of the Ordinance;

          "Fixed Consideration" means the fixed consideration payable for the Shares pursuant to sub-clause 3.1 (Fixed Consolidation);

          "Fixed Consideration Shares" means the CGII Stock to be allotted and issued credited as fully paid pursuant to sub-clause 3.2 (Satisfaction of Fixed Consolidation);

          "Funded Debts" include banks loans and hire purchase liabilities of the Companies in the aggregate amount as at the Completion Date as evidenced by such documents accepted by the Purchaser as proof thereof;

          "Group" means collectively the Companies and the Subsidiary and "Group Company" means any one of them;

          "Hardware" is as defined in paragraph 18.1 of Part 1 of Schedule 7 (Information Technology);

          "Harm" and "Hazardous Matter" are as defined in paragraph 8.1 of Part 1 of Schedule 7 (Environment);

          "HKSE" means The Stock Exchange of Hong Kong Limited;

          "HK$" means Hong Kong dollars;

          "holding  company"  means a holding  company  within  the  meaning  of section 2 of the Ordinance;

          "Hong Kong" means The Hong Kong Special Administrative Region of The People's Republic of China; "HK Leases" means in relation to any HK Property, the lease under which such property is (or is to be) held by Workable HK, the particulars of which are set out in Part 1 of
          Schedule 3 (Properties and Leases);

          "HK Properties" means the properties of which short particulars are set out in Part 1 of Schedule 3 (Properties and Leases) and the expression "HK Property" shall mean, where the context so admits, any one or more of any part of such properties;

          "Intellectual Property", "Intellectual Property Agreements" and "IP Materials" are as defined in paragraph 17.1 of Part 1 of Schedule 7 (Intellectual Property);

          "IT Contracts", "IT Services" and "IT Systems" are as defined in paragraph 18.1 of Part 1 of Schedule 7 (Intellectual Property);

          "Know How" is as defined in paragraph 17.1 of Part 1 of Schedule 7 (Intellectual Property);

          "Loans" means a fixed sum of HK$29,002,000, being an amount equal to the aggregate of the principal amounts of the loans advanced by the Companies to their respective shareholders and of the intercompany loans owed to either

          Workable HK or Plainduty which have been extinguished on or before 30 November 1998 as shown in the Accounts;

          "Leases" means collectively the HK Leases and the Singapore Lease;

          "Litigation" means any actual or prospective proceedings, whether judicial, administrative, tribunal, arbitral, criminal or similar and whether or not subject or intended to be subject to alternative dispute resolution techniques;

          "Losses and Expenses" means actions, proceedings, losses, damages, liabilities, claims, demands, costs and expenses including fines, penalties, legal and other professional fees;

          "Nasdaq"  means  the  National   Association  of  Securities   Dealers
          Automatic Quotation;

          "Net Assets" means in relation to the Companies, the consolidated assets less the consolidated liabilities as set out in the Completion Balance Sheet;

          "Other Property" is as defined in paragraph 8.1 of Part 1 of Schedule 7 (Environment);

          "Ordinance" means the Companies  Ordinance (Cap 32 of the Laws of Hong
          Kong);

          "Parties" means the Purchaser, the Allottee, the Sellers and CGII (and "Party" shall be construed accordingly);

          "Patent Rights" is as defined in paragraph 17.1 of Part 1 of Schedule 7 (Intellectual Property);

          "Plainduty" means Plainduty Limited the particulars of which are set out in Part 1 of Schedule 2 (Details of the Companies);

          "Plainduty Shares" means 60,000 fully paid issued ordinary shares of HK$1 each in the capital of Plainduty;

          "Proceedings"   means  any  proceeding,   suit  or  action  (including
          arbitration) arising out of or in connection with this Agreement;

          "Product" is as defined in paragraph 13.1 of Part 1 of Schedule 7 (Trading);

          "Properties" means collectively the HK Properties and the Singapore Property and the expression "Property" shall mean, where the context so admits, any one or more or any part of such properties;

          "Purchaser" means the Party identified above as the purchaser of the Shares being a wholly-owned subsidiary of CGII;

          "Purchaser's Accountants" means Ernst & Young of 15th Floor Hutchison House, 10 Harcourt Road, Central, Hong Kong;

          "Purchaser's Solicitors" means Cameron McKenna of 5th Floor, Tower One Lippo Centre, 89 Queensway, Hong Kong;

          "Registered Intellectual Property", "Relevant Action" and "Relevant IP" are as defined in paragraph 17.1 of Part 1 of Schedule 7 (Intellectual Property);

          "Regulatory Requirements" means any applicable requirement of law or the Competent Authority;

          "Retained Cash Payment" means the amount of the Cash Payment to be paid into the Retention Account pursuant to sub-clause 8.1 (Retained Shares and Retained Cash Payment);

          "Retained Shares" means such number of the Fixed Consideration Shares to be delivered to the Escrow Agent pursuant to sub-clause 8.1 (Retained Shares and Retained Cash Payment);

          "Retention" means the retention of the Retained Cash Payment and the Retained Shares pursuant to clause 8 (The Retention);

          "Retention Account" means the interest-bearing deposit account in the joint names of the Purchaser and the Sellers into which the Retained Cash Payment shall be deposited, such account to be opened and operated by the Escrow Agent in accordance with the Escrow Agreement;

          "Retention Balance" means the credit balance for the time being of the Retention Account and the number of the Retained Shares for the time being;

          "Retention Consideration" means the retention of part of the Fixed Consideration pursuant to sub-clause 8.1 (Retained Shares and Retained Cash Payment);

          "Retirement Scheme" means agreements or arrangements (whether legally enforceable or not) for the payment of any pensions, allowances, lump sums or other like benefits on retirement or on death or during periods of sickness or disablement for the benefit of any present or former director, officer or employee of any Group Company or for the benefit of the dependants of any such persons;

          "S$" means Singapore dollars;

          "Securities Act" means the United States of America Securities Act of 1933 (as amended);

          "Sellers" means the Parties identified as Sellers in Schedule 1 (Details of the Sellers);

          "Sellers' Accountants" means PricewaterhouseCoopers of 20th Floor, Prince's Building, Central, Hong Kong;

          "Service Agreements" means the service agreements to be entered into between each of the Sellers and the Company in the agreed form;

          "Singapore Lease" means the lease under which the Singapore Property is held by the Subsidiary, the particulars of which are set out in
          Part 2 of Schedule 3 (Properties and Leases);

          "Singapore Property" means the property of which short particulars are set out in Part 2 of Schedule 3 (Properties and Leases);

          "Sellers' Solicitors" means the solicitors acting for the Sellers and the Allottee, So Keung Yip & Sin of 17th Floor, Standard Chartered Bank Building, 4 Des Voeux Road Central, Hong Kong;

          "Software" is as defined in paragraph 17.1 of Part 1 of Schedule 7 (Intellectual Property);

          "Shares" means the Workable Shares and the Plainduty Shares;

          "SSAP" means a statement of standard accounting practice or financial reporting standard in force at the date of this Agreement as issued by the Hong Kong Society of Accountants;

          "subsidiary" means a subsidiary within the meaning of section 2 of the Ordinance;

          "Subsidiary"   or  "Workable   Singapore"   means  Workable   Printing
          (Singapore)  Pte Ltd the particulars of which are set out in Part 2 of
          Schedule 2 (Details of the Subsidiary);

          "Taxation" or "Tax" means:

          (a) all forms of taxation including any charge, tax, duty, levy, impost, withholding or liability wherever chargeable imposed for support of national, state, federal, municipal or local government or any other person and whether of the Hong Kong or any other jurisdiction; and

          (b) any penalty, fine, surcharge, interest, charges or costs payable in connection with any taxation within (a) above;

          "Taxation Authority" means the Hong Kong Inland Revenue Department and any other governmental or other authority whatsoever competent to impose any Taxation, whether in Hong Kong or elsewhere;

          "Taxation Statute" means any directive, statute, enactment, law or regulation or similar measure, wheresoever enacted or issued, coming into force or entered into providing for or imposing any Taxation and shall include orders, regulations, instruments, bye-laws or other subordinate legislation made under the relevant statute or statutory provision and any such measure which amends, extends, consolidates or replaces, or which has been amended, extended, consolidated or replaced by, any such measure;

          "Tax Deed" means the deed in the agreed form containing certain taxation covenants and indemnities between the Sellers and the Purchaser;

          "Tax Warranties" means the warranties set out in Part 2 of Schedule 7 (Taxation Warranties);

          "Trade Marks" is as defined in paragraph 17.1 of Part 1 of Schedule 7 (Intellectual Property);

          "Trade Union" is as defined in section 2 of the Trade Unions Ordinance (Cap 332 of the Laws of Hong Kong);

          "Transfer Properties" means Unit 1 of 2nd Floor, Units 1 & 2 of 14th Floor, Units 1 & 2 of 17th Floor and carpark no.18 of Tak King Industrial Building, 27 Lee Chung Street, Chai Wan, Hong Kong;

          "Unregistered Intellectual Property" is as defined in paragraph 17.1 of Part 1 of Schedule 7 (Intellectual Property);

          "US$" means US dollars;

          "Warranties" means the warranties (including the Tax Warranties) set out in Schedule 7 (Warranties);

          "Workable HK" means Workable Company Limited the particulars of which are set out in Part 1 of Schedule 2 (Details of the Companies); and

          "Workable Shares" means the 99,000 fully paid issued ordinary shares of HK$1 each in the capital of Workable HK.

1.2 Reference to any document as being "in the agreed form" means that it is in the form agreed between the Sellers and the Purchaser and signed for the purposes of identification by or on behalf of the Sellers and the Purchaser.

1.3 Where any statement is qualified as being limited by any person's knowledge (for example, by using expressions such as "so far as he is aware"), the statement shall be deemed to be given to the best of his knowledge, information and belief after making due and careful enquiries. The knowledge, information and belief of any one of the Sellers shall in all cases be imputed to the other Seller.

1.4       The  table  of  contents  and  headings  and   sub-headings   are  for
          convenience only and shall not affect the construction of this Agreement.

1.5 Unless the context otherwise requires, words denoting the singular shall include the plural and vice versa and references to any gender shall include all other genders. References to any person (which for the purposes of this Agreement shall include bodies corporate, unincorporated associations, partnerships, governments, governmental agencies and departments, statutory bodies or other entities, in each case whether or not having a separate legal personality) shall include the person's successors.

1.6 The words "other", "include" and "including" do not connote limitation in any way.

1.7 References to Recitals, Schedules, clauses and sub-clauses are to (respectively) recitals to, schedules to, and clauses and sub-clauses of, this Agreement (unless otherwise specified) and references within a Schedule to paragraphs are to paragraphs of that Schedule (unless otherwise specified).

1.8 References in this Agreement to any statutory provision or other legislation include a reference to that statutory provision as amended, extended, consolidated or replaced from time to time (whether before or after the date of this Agreement) and include any order, regulation, instrument or other subordinate legislation made under the relevant statutory provision.

1.9 Words and expressions defined in the Tax Deed shall (to the extent they are not inconsistent with this Agreement) bear the same meanings in this Agreement.

1.10 References to any Hong Kong legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, organisation, body, official or any legal concept, state of affairs or thing shall in respect of any jurisdiction other than Hong Kong be deemed to include that which most nearly approximates in that jurisdiction to the Hong Kong legal term.

1.11 Any reference to "writing" or "written" includes faxes, electronic mail and any legible reproduction of words delivered in permanent and tangible form.

1.12 References in Schedule 7 (Warranties) to (i) the Companies shall be read as including a corresponding reference to each Group Company and
          (ii) the Accounts are to those of the Companies or the Subsidiary, as the case may be. Where any expression defined in Schedule 7 (Warranties) refers to the Companies, it shall for all purposes be read as including a corresponding reference to each Group Company even where it is used elsewhere in this Agreement.

1.13 Unless specified otherwise, any amount payable in this Agreement by the Purchaser to the Sellers shall be paid in Hong Kong dollars and to the extent that such amount must in whole or in part be paid in any other currency in order to give due effect to this Agreement, it shall be deemed for that purpose to have been converted into the relevant currency immediately before the close of business on the date of this Agreement (or, if that is not a Business Day, the Business Day immediately before it). Subject to any applicable legal requirements governing conversions into that currency, the rate of exchange shall be the spot rate for the conversion of Hong Kong dollars into that currency of The Hongkong and Shanghai Banking Corporation Limited at the time of the deemed conversion.

1.14 References to times of the day are (unless otherwise expressly provided) to Hong Kong time and references to a day are to a period of 24 hours running from midnight.

2.        Sale and purchase

2.1       Sale as beneficial owners

          Subject to the terms of this Agreement, each Seller shall, as beneficial owner, sell to the Purchaser those numbers of the Workable Shares and the Plainduty Shares as are set opposite that Seller's name in column 3 of Schedule 1 (Details of the Sellers) (together with all rights attaching to them at the date of this Agreement and all additional rights (if any) attaching to them at Completion); and the Purchaser shall purchase the Shares accordingly.

2.2       Dividends and distributions

          The  Purchaser   shall  be  entitled  to  receive  all  dividends  and
          distributions (whether of income or capital) declared, paid or made by any Group Company on or after the date of this Agreement.

2.3       Sale of all Shares

          Without prejudice to sub-clause 6.2 (Sellers' failure to comply), the Purchaser shall not be obliged to complete the purchase of any of the Shares unless the purchase of all the Shares is completed simultaneously.

2.4       Waivers of pre-emption

          Each of the Sellers waives all rights of pre-emption or similar rights over any of the Shares conferred on him either by the articles of association of the relevant Company or in any other way.

3.        Consideration

3.1       Fixed Consideration

          Subject to adjustment as provided in sub-clause 7.2 (Adjustment of Fixed Consideration), the Shares shall be sold for the sum to be calculated as follows:

                 (4.3 x Annualised Adjusted EBITDA) - Deductions

Where:

       EBITDA= Earnings before interest, taxes, depreciation and amortisation of the Companies for the Financial Period as shown in the Accounts.

       Adjusted EBITDA=            EBITDA adjusted as follows:

                                   (i) adding the rental expenses incurred in the Financial Period in respect of Unit 1, 1st Floor, Tak King Industrial Building, 27 Lee Chung Street, Chai Wan, Hong Kong and the car park No.4, as shown in the Accounts;

                                   (ii) adding the rental expenses incurred in the Financial Period in respect of the 6th Floor property located at Tak King Industrial Building, 27 Lee Chung Street, Chai Wan, Hong Kong leased from a third party, as shown in the Accounts;

                                   (iii) adding depreciation and amortisation as shown in the Accounts;

                                   (iv) adding interest expenses as shown in the Accounts;

                                   (v) adding non-recurring expenditures as shown in Exhibit B annexed to this Agreement; and

                                   (vi) less the amount of fair market value rent in respect of the HK Properties occupied by the Companies (totalling 28,600 square feet).

       Annualised Adjusted EBITDA= Adjusted EBITDA / 8 x 12

       Deductions=                 Together:

                                   (a)    the Funded Debts; and

                                   (b)    the Loans

       Provided that if the Companies shall recover any amount in respect of the CSFB Debt, then the Purchaser shall pay to the Sellers in the proportions set opposite their respective names in column 3 of Schedule 1 (Details of the Sellers) the amount so collected multiplied by 4.3. The calculation of the Fixed Consideration is shown in Exhibit C annexed to this Agreement.

3.2       Satisfaction of Fixed Consideration

          Subject  to  sub-clause  3.3  (Alternative  cash  payment),  the Fixed
          Consideration for the sale and purchase of the Shares shall be satisfied by:

          3.2.1 the allotment and issue, credited as fully paid up, by CGII to the Allottee of so much of the Fixed Consideration Shares having a value based on the Allotment Price, as shall be the equivalent of 50% of the Fixed Consideration (with the resulting number being rounded down to the nearest whole share); and

          3.2.2 the Cash Payment by the Purchaser to the Sellers representing the balance of the Fixed Consideration in the proportions set opposite their respective names in column 4 of Schedule 1 (Details of the Sellers).

3.3       Alternative cash payment

          Notwithstanding sub-clause 3.2 (Satisfaction of Fixed Consideration) if the Allotment Price shall be less than US$13 per CGII Stock then instead of issuing the Fixed Consideration Shares, the Purchaser may increase the Cash Payment to reflect the difference between the Allotment Price and US$13 per CGII Stock to satisfy that relevant part of the Fixed Consideration and the number of Fixed Consideration
          Shares to be issued to the Allottee shall be calculated to be equivalent to 50% of the Fixed Consideration divided by a price of US$13 per CGII Stock and the additional Cash Payment shall be calculated as follows:

          50% of the Fixed Consideration - (Allotment Price x number of CGII Stock issued)

          Furthermore, notwithstanding sub-clause 3.2 (Satisfaction of Fixed Consideration), if the Allotment Price exceeds US$17 per CGII Stock then the Purchaser may reduce the amount of the Cash Payment to reflect the difference between the Allotment Price and US$17 per CGII Stock and the relevant part of the Fixed Consideration shall be deemed to have been satisfied and the number of Fixed Consideration Shares to be issued to the Allottee shall be calculated as equivalent to 50% of the Fixed Consideration divided by a price of US$17 per CGII Stock and the amount of Cash Payment shall be reduced by an amount calculated as follows: (Allotment Price x number of CGII Stock issued) - 50% of the Fixed Consideration

3.4       Ranking of the Fixed Consideration Shares

          All the Fixed Consideration Shares shall rank pari passu in all respects with the existing CGII Stock together with all rights now or hereafter attaching or accruing to them including all rights to any dividends or other distribution declared, paid or made in respect of them by reference to a record date falling after Completion, but shall not rank for any dividend or rights declared, paid or granted by reference to a record date falling before Completion.

3.5       Reduction in consideration

          Any payment made by the Sellers in respect of a breach of any of the Warranties or under the Tax Deed, or any other payment made by them pursuant to this Agreement, shall (and shall be deemed to) reduce the price paid for the Shares under this Agreement by a matching amount.

3.6       Earn-out Consideration

          In addition to the Fixed Consideration, the Purchaser and CGII shall jointly and severally pay to the Sellers the Earn-out Consideration in the maximum amount of US$ 3,747,058 subject to the meeting by the Group of certain earnings after tax targets. The Earn-out Consideration shall be payable in US$ in three equal instalments (each an "Earn-out Instalment") at such time and subject to the meeting of such targets by the Group as specified as follows:

       Earn-out Instalment        Earnings after tax targets*        Time of Payment
       -------------------        ---------------------------        ---------------
       First Instalment           HK$18,900,000                      Within 30 days from the date
                                  after tax earnings                 of the proforma consolidated
                                  for the year ending                audited accounts of the Companies
                                  31 December 1999                   for the fiscal year ending
                                                                     31 December 1999

       Second Instalment          HK$19,845,000                      Within 30 days from the date
                                  after tax earnings                 of the proforma consolidated
                                  for the year ending                audited accounts of the Companies
                                  31 December 2000                   for the fiscal year ending
                                                                     31 December 2000

       Third Instalment           HK$20,837,000                      Within 30 days from the date
                                  after tax earnings                 of the proforma consolidated
                                  for the year ending                audited accounts of the Companies
                                  31 December 2001                   for the fiscal year ending
                                                                     31 December 2001

          *As shown in the proforma consolidated audited accounts for the Companies for the relevant fiscal year.

3.7       Payment  of  the  Earn-out   Consideration   A   particular   Earn-out
          Consideration shall only be payable in the following circumstances:-

          3.7.1 if the Group matches or exceeds the after tax earnings target in respect of any particular instalment as set out in sub-clause 3.6 (Earn-out Consideration) above, then 100% of that instalment will be paid; or

          3.7.2 if the Group does not fall within sub-clause 3.7.1 above, but otherwise matches or exceeds 90% of the after tax earnings target in respect of any particular instalment as set out in sub-clause 3.6 (Earn-out Consideration) above, then 50% of that instalment will be paid.

          Except as provided in sub-clauses 3.7.1 and 3.7.2 above, no pro-rata payment will be made of any Earn-out Instalment. Any amount earned in excess of the targets in sub-clause 3.6 (Earn-out Consideration) above cannot be carried over to the next fiscal year for the purpose of determining whether Earn-out Consideration for that later year is payable. The Purchaser shall pay to the Sellers so much of the Earn-out Instalment which is payable pursuant to the above in the proportions set opposite their respective names in column 4 of
          Schedule 1 (Details of the Sellers).

3.8       Interest on the Earn-out Consideration

          To the extent that any Earn-out Instalment becomes payable and is actually paid by the Purchaser to the Sellers, the amount of such Earn-out Instalment shall be increased to include an amount equal to interest on the principal sum of such Earn-out Instalment as from completion of this transaction to the payment of such Earn-out Instalment calculated at the following respective interest rates:-

                  Earn-out Instalment                 Interest rate per annum
                  -------------------                 -----------------------

                  First Instalment                              6.5%
                  Second Instalment                             6.75%
                  Third Instalment                              7%

3.9       The Securities Act

          Each of the Sellers and the Allottee hereby acknowledge and agree that the Fixed Consideration Shares to be acquired by the Sellers and allotted to the Allottee will not have been registered under the Securities Act and each Seller and/or the Allottee may be considered an "affiliate" of CGII for the purposes of the Securities Act and the rules and regulations thereunder. Each of the Sellers and the Allottee further agree to deliver at Completion a certificate containing the representations and warranties set forth in Schedule 10. The Allottee further undertakes and agrees to comply with and observe the Securities Act and the rules and regulations thereunder.

4.        Conditions

4.1       Conditions to Completion

          Completion is subject to and conditional on fulfilment of the conditions set out in this sub-clause, subject in each case to waiver in accordance with sub-clause 4.2 (Waiver of Conditions).

          Restructuring

          The following pre-sale restructuring steps being taken and completed by the Sellers to the satisfaction of the Purchaser:

          (a) the transfer by the Companies of the Transfer Properties to Splendour Chief Development Limited with a sale price equivalent to the net book value of the respective properties and on terms satisfactory to the Purchaser;

          (b)       discharge  or release of the  respective  mortgage or charge
                    over  the  Transfer   Properties   and  full   repayment  of
                    indebtedness thereunder;

          (c) the entering into of the HK Leases by Workable HK as tenant with the respective landlords;

          (d) the transfer by the Sellers of all of the issued shares in Workable Singapore to Workable HK such that Workable Singapore has become a wholly owned subsidiary of Workable HK.

4.2       Waiver of Conditions

          The Purchaser shall be entitled by notice in writing given to the Sellers to waive (to such extent as it may think fit) compliance with the Conditions stated in sub-clause 4.1 (Conditions to Completion).

4.3       Time limit for satisfaction of Conditions

          Where fulfilment of any Condition requires a Party's active involvement or assistance, or where a Party is capable of preventing its fulfilment, that Party shall use all reasonable endeavours to procure that the Condition is fulfilled as soon as possible upon exchange of this agreement and in any event on or before 1st March 1999. The Seller shall, as soon as it comes to the attention of any of them, disclose to the Purchaser in writing anything which will or may prevent any of the Conditions from being fulfilled in that time.

5.        Conduct of Business pending Completion

          Each of the Sellers undertakes to the Purchaser that in the period between the date of this Agreement and the Completion Date (both dates inclusive):

5.1 the Business will be carried on in the normal course and with a view to profit in consultation with the Purchaser and (if the Purchaser wishes) the Purchaser's representatives shall be permitted at all times to participate in the running of the Business;

5.2 he will use his best endeavours to preserve and retain the goodwill of the Business and existing relationships with customers and suppliers;

5.3 he will keep the Purchaser promptly and fully informed in relation to the Business, and the financial position and/or assets of the Group; and

5.4 no Group Company will (except to the extent the Purchaser has given a prior written waiver in accordance with sub-clause 17.2 (Specific waivers to be in writing)) do, suffer or permit to be done or agree to do any of the matters referred to in Schedule 4 (Conduct of Business Pending Completion) or anything else which is not a routine, unimportant nature.

6.        Completion

6.1       Completion

          Subject as provided in sub-clause 6.2 (Sellers' failure to comply), a Completion meeting shall take place at the offices of the Purchaser's Solicitors (or wherever else the Parties agree in writing) immediately upon the satisfaction of all the Conditions. At that meeting, the Parties shall perform their respective

          Completion obligations set out in Schedule 5 (Completion Obligations) (but the Purchaser will not be obliged to do anything unless the Sellers have first fully complied with their Completion obligations under this Agreement). At Completion:-

          6.1.1 all documents executed at the Completion meeting will be dated as of the Completion Date;

          6.1.2 the Sellers shall (and shall procure that any other person controlled by them or against whom they are entitled to assert any relevant contractual rights shall) without delay send to the Purchaser at its registered office for the time being all records, correspondence, documents, files, memoranda and other papers belonging to each Group Company but not kept at any of the Properties;

          6.1.3 the Purchaser shall place the Retained Cash Payment in the Retention Account and deliver the Retained Shares to the Escrow Agent.

          All things done at the Completion meeting in performance of Completion obligations under this Agreement will take effect subject to and conditional upon all the Conditions having been satisfied or waived in accordance with this Agreement by Completion. If that condition is not fulfilled, nothing so done will take effect and the Parties shall immediately do whatever is necessary fully to restore each others' respective positions as if nothing had been so done (including the repayment of moneys, the return or destruction of documents and the reversal of all things done in performance of any Completion obligations under this Agreement).

6.2       Sellers' failure to comply

          If in any respect material to the Purchaser the provisions of paragraph 1 of Schedule 5 (Completion Obligations) are not complied with on the Completion (or if, before then, the Purchaser has reasonable grounds to conclude that the Sellers will not comply in that respect) the Purchaser will not be obliged to complete this Agreement and may immediately by written notice:

          6.2.1 defer Completion to a date not more than 28 days after the date set by sub-clause 6.1 (Completion) (and so that the provisions of sub-clauses 6.1 Completion) and 6.2 (Sellers' failure to comply) shall apply to the deferred Completion with all necessary modifications);

          6.2.2     without  prejudice  to  its  rights  under  this  Agreement,
                    proceed  so  far  as  practicable   with  the   transactions
                    contemplated by this Agreement;

          6.2.3 terminate this Agreement without prejudice to its rights and remedies under this Agreement; or

          6.2.4 waive all or any of the requirements contained in paragraph 1 of Schedule 5 (Completion Obligations) at its discretion.

6.3       Effect of Completion

          Notwithstanding Completion:

          6.3.1 each provision of this Agreement (and any other document referred to in it) not performed at or before Completion but which remains capable of performance;

          6.3.2     the Warranties; and

          6.3.3 all covenants and other undertakings contained in or entered into pursuant to this Agreement will remain in full force and effect and (except as otherwise expressly provided) without limit in time.

6.4       Pending registration

          Each of the Sellers declares that so long as he remains the registered holder of any of the Shares after Completion, he will:-

          6.4.1 hold those Shares and all dividends and other distributions in respect of them, and all other rights arising out of or in connection with them, in trust for the Purchaser and its successors in title; and

          6.4.2 at all times deal with and dispose of those Shares, and all such dividends, distributions and rights attaching to them, as the Purchaser or any such successor may direct.

6.5       Company records etc.

          6.5.1 During the six years following Completion, each of the Sellers will on request promptly provide the Purchaser with all Commercial Information in tangible form which is in the possession or under the control of any of them (but not of the Purchaser).

          6.5.2 Each of the Sellers undertakes at all times to provide the Purchaser promptly on request with all information known to him (or which would on reasonable enquiry to be known to him) in relation to the Group if it is required for the purposes of complying with Regulatory Requirements.

6.6       Post-Completion Undertaking by the Sellers

          The Sellers undertake to procure that, at their own expense, all debts and accounts of each Group Company (of the one part) and the Sellers or any Connected Person or any Affiliate of any of the Sellers (of the other part) will be fully settled and satisfied within 7 days after the date on which the Completion Balance Sheet shall have been agreed or settled.

7.        Completion Balance Sheet

7.1       Preparation of Completion Balance Sheet

          7.1.1 Immediately after Completion, the Sellers shall instruct their in-house accountants to prepare the draft Completion Balance Sheet which shall be reviewed by the Sellers' Accountants.

          7.1.2 The draft Completion Balance Sheet shall consist of a consolidated balance sheet for the Companies as at the close of business on the Completion Date and shall be prepared in accordance with the principles set out in Schedule 6 (Basis for preparation of the Completion Balance Sheet).

          7.1.3 The Sellers shall use their best endeavours to procure that the draft Completion Balance Sheet is submitted to the Purchaser's Accountants for review within 40 Business Days after Completion. The Sellers shall procure that the Companies give the Purchaser's Accountants access to all relevant files and/or working papers (with the right to take copies at the Sellers' expense) in the possession or control of the Companies to the extent they are reasonably required for the purposes of the Purchaser's Accountants' review of the draft Completion Balance Sheet.

          7.1.4 The Purchaser shall pay the charges of the Sellers' Accountants and the charges of the Purchaser's Accountants in connection with the preparation and approval of the Completion Balance Sheet.

          7.1.5 The draft Completion Balance Sheet shall be deemed to have been accepted as the Completion Balance Sheet unless, within 20 Business Days of its being received by the Purchaser's Accountants, the Purchaser's Accountants deliver to the Sellers' Accountants notice to the contrary specifying (i) the item or items disputed; (ii) their reasons; and (iii) how the draft Completion Balance Sheet and the Fixed Consideration should be adjusted. If the Purchaser and the Sellers resolve the matters raised in the notice in the 15 Business Days following receipt of the notice, the draft Completion Balance Sheet (adjusted, if necessary, as agreed by the Purchaser's Accountants and the Sellers'

                    Accountants) will be deemed to have been accepted by the Parties as the Completion Balance Sheet.

          7.1.6 If the Sellers and the Purchaser are unable to reach agreement within 15 Business Days of the notice referred to in sub-clause 7.1.5, the matter(s) in dispute may, at the written election of the Sellers or the Purchaser, be referred to the decision of an independent chartered accountant (the "Independent Accountant") to be appointed (in default of nomination by agreement between the Sellers and the Purchaser) by the President for the time being of the Hong Kong Society of Accountants on the written application of the Sellers or of the Purchaser (whichever applies first).

          7.1.7 The Independent Accountant shall act as an expert and not as an arbitrator and his decision shall (in the absence of manifest error) be final and binding on the Sellers and the Purchaser for all the purposes of this Agreement. The draft Completion Balance Sheet, as adjusted (if necessary) to reflect the Independent Accountant's final and binding decision, will be deemed to have been accepted by the Parties as the Completion Balance Sheet.

          7.1.8 The costs of the Independent Accountant shall be apportioned between the Parties as the Independent Accountant shall decide but each Party shall be responsible for its own costs of presenting its case to the Independent Accountant.

7.2       Adjustment of Fixed Consideration

          The  Fixed   Consideration  shall  be  adjusted  after  Completion  in
          accordance with the following provisions of this sub-clause.

          7.2.1 If the Net Assets are less than HK$30,566,000 as at the Completion Date as shown by the Completion Balance Sheet, the Sellers shall pay to the Purchaser the amount of the deficiency.

          7.2.2 Any amounts to be paid under sub-clause 7.2.1 shall be paid within 14 days after the date on which the Completion Balance Sheet shall have been agreed or settled.

          7.2.3 Where an amount is to be paid by the Sellers to the Purchaser, to the extent that the amount:

                    (a)       is less than or equal to the Retention, sub-clause
                              7.2.2 shall not apply and the Parties shall procure that the amount is released to the Purchaser out of the Retention pursuant to sub-clause 8.3 (Payments out of Retention) (together with a pro rata share of the interest accrued on the Retention) within 14 days after the date on which the Completion Balance Sheet have been agreed or settled; and

                    (b)       exceeds   the   Retention,   the   provisions   of
                              sub-clause 7.2.2 above shall apply in relation to the excess.

8.        The Retention

8.1       Retained Shares and Retained Cash Payment

          An amount equal to 7.5% of the Fixed Consideration shall be placed into Retention ("Retention Consideration").

          At Completion the Purchaser shall:

          8.1.1 pay into the Retention Account an amount equal to 25% of the Retention Consideration as the Retained Cash Payment; and

          8.1.2 deliver to the Escrow Agent to be held in escrow pursuant to the provisions of the Escrow Agreement such number of the Fixed Consideration Shares representing 75% of the Retention Consideration (valued at the Allotment Price) as the Retained Shares (with any resulting fraction being rounded down to the nearest whole share).

8.2       Retention Payment Date

          The Retention Balance shall be released to the Sellers' Solicitors on the Retention Payment Date (as defined below) less:

          8.2.1     any amount paid out in accordance with  sub-clause  7.2.3(a)
                    (Adjustment  of  Fixed   Consideration)  or  sub-clause  8.3
                    (Payments out of Retention); and/or

          8.2.2 any amount which is to be retained in the Retention Account in accordance with sub-clause 8.4 (Outstanding claims).

          The "Retention Payment Date" means the date falling fifteen (15) days after the issuance of the proforma consolidated audited accounts of the Companies for the Financial Year ending 31 December 1999.

8.3       Payments out of Retention

          Without prejudice to the provisions of clause 7.2 (Adjustment of Fixed Consideration), the Purchaser may, from time to time before the Retention Payment Date, by notice to the Sellers and the Allottee require payment out of the Retention in/or towards satisfaction of any claim in relation to the Warranties or under the Tax Deed and/or any other amount claimed by it under this Agreement to the extent that:

          8.3.1 the Sellers have (in case of the Retained Cash Payment) or the Allottee (in case of the Retained Shares) has agreed to the amount by giving written consent; or

          8.3.2 the Purchaser has obtained judgment in respect of the amount claimed, and the judgment is not at the time of the notice capable of appeal

          Provided That such amount shall be paid first from the Retained Cash Payment in the Retention Account and if there shall be insufficient funds in the Retention Account to satisfy such amount, then such number of the Retained Shares valued at the Allotment Price shall be transferred to the Purchaser as payment of the balance of such amount to be applied (whether by way of sale, retention, cancellation or otherwise) by the Purchaser in or towards extinguishing such balance owing. The Allottee hereby irrevocably and unconditionally appoints the Escrow Agent as its attorney to execute the relevant transfer documents if the Allottee shall make default in transferring any of such Retained Shares to the Purchaser pursuant to this sub-clause 8.3.

8.4       Outstanding claims

          8.4.1 If the Purchaser has notified the Sellers in writing of a claim in relation to the Warranties or under the Tax Deed which has not been finally determined, settled or withdrawn on or before the Retention Payment Date, the Purchaser shall be entitled to require the Held-over Proportion (as defined below) of the Retention to remain in the Retention Account until the claim or dispute is finally determined, settled or withdrawn.

          8.4.2     On such  claim  or  dispute  being  determined,  settled  or
                    withdrawn,   any  amount   payable  out  of  the   Held-over
                    Proportion to:

                    (a) the Sellers and the Allottee will be paid to the Sellers' Solicitors; and

                    (b) the Purchaser will be paid as the Purchaser instructs.

          8.4.3 The "Held-over Proportion" means the proportion (including, if that is the case, the whole) of the outstanding balance on the Retention Account and such number of the Retained Shares determined either:

                    (a) by the Purchaser, and agreed by the Sellers (in case of the Retained Cash Payment) or the Allottee (in case of the Retained Shares) in writing; or

                    (b) by Counsel as reasonable in the circumstances (on the basis of the facts available to him). For this purpose, Counsel shall be a Senior Counsel of at least 10 years' call practising in Hong Kong selected by the Purchaser and instructed with the Sellers' (in case of the Retained Cash Payment) or the Allottee's (in case of the Retained Shares) consent (or, if that consent is not given within 15 days of that Counsel's selection by the Purchaser, chosen by the Chairman for the time being of the Hong Kong Bar Association on the written application of the Purchaser or the Sellers (in case of the Retained Cash Payment) or the Allottee (in case of the Retained Shares), whichever applies first), and his or her fees shall be apportioned between the Parties as Counsel shall decide.

8.5       Interest

          Where any payment is made to the Purchaser out of the Retention Account as provided in this clause, the Purchaser shall at the same time be entitled to a corresponding proportion of the interest accrued on the Retention Account. Otherwise, all interest accrued on the Retention Account shall be payable to the Sellers (by payment to the Sellers' solicitors) at the time of payment to them out of the Retention in accordance with this clause.

8.6       Written instructions

          The Sellers (in case of the Retained Cash Payment), the Allottee (in case of the Retained Shares) and the Purchaser undertake to give prompt written instructions with regard to the Retention where necessary or desirable in order to give proper effect to the provisions of this Agreement. Any such instructions given by the Purchaser shall also be given to the Sellers (in case of the Retained Cash Payment) or the Allottee (in case of the Retained Shares) and any such instructions given by the Sellers (in case of the Retained Cash Payment) or the Allottee (in case of the Retained Shares) shall also be given to the Purchaser.

8.7       Tax liability

          Any tax liability of the Purchaser arising on interest paid on any part of the Retention released to it under sub-clauses 7.2 (Adjustment of Fixed Consideration) and 8.3 (Payments out of Retention) shall be for the account of the Purchaser. Any tax liability of the Sellers or the Allottee arising on interest paid on any part of the Retention released to it under sub-clauses 8.2 (Retention Payment Date) shall be for the account of the Sellers and the Allottee.

8.8.      Substitution of Retained Shares

          The Allottee may at any time and from time to time provide a substitute in cash for all or a portion of the Retained Shares in an amount equal to the number of the Retained Shares to be substituted multiplied by the Allotment Price. Detailed provisions of the substitution shall be as provided in the Escrow Agreement.

9.        Warranties and covenants

9.1       Warranties, representations and undertakings

          Subject to the matters Disclosed in the Disclosure Letter, the Sellers warrant, represent and undertake to the Purchaser and CGII jointly and severally in the terms set out in Schedule 7 (Warranties) in relation to each Group Company. Each of the Warranties set out in the separate paragraphs of Schedule 7 (Warranties) shall be separate and independent and (except as expressly otherwise provided) shall not be limited by reference to any other Warranty or by anything in this Agreement, the Disclosure Documents or the Tax Deed. Save and except for paragraph 2.4 of Part 1 of Schedule 7 (Share Capital), the Warranties are made or given to the best of the information, knowledge and belief of the Sellers up to and including Completion.

9.2       Undertakings in relation to breaches

          The Sellers undertake that:

          9.2.1 they shall not, and shall procure (as far as they can) that the Group shall not, at any time before Completion do (or permit or suffer to subsist or be done) any act or thing which would constitute a breach of any of the Warranties or which would make any of the Warranties untrue or misleading at any time;

          9.2.2 upon any of them becoming aware before Completion of the actual or impending occurrence or non-occurrence of any matter, event or circumstance (including any omission to act) which:

                    (a) would or might reasonably be expected to cause or constitute a breach of any Warranty; or

                    (b) would or might reasonably be expected to make any of the Warranties untrue or misleading; or

                    (c) would have caused or constituted a breach of any Warranty had it been known to any of them before exchange of this Agreement; or

                    (d) would or might reasonably be expected to give rise to a claim under the Tax Deed they will immediately give written notice of such event to the Purchaser with sufficient details to enable the Purchaser to assess accurately the impact of such event and (if requested by the Purchaser) use their best endeavours promptly to prevent or remedy the event.

9.3       Investigation by Purchaser

          None of the Warranties or the Tax Deed shall be deemed in any way modified or discharged by reason of any investigation or inquiry made or to be made by or on behalf of the Purchaser. No information relating to any Group Company or to the Associated Companies of which the Purchaser has knowledge (actual or constructive) other than by reason of its being Disclosed shall prejudice any claim which the Purchaser shall be entitled to bring or shall operate to reduce any amount recoverable by the Purchaser under this Agreement. The benefit conferred upon the Purchaser by this clause shall be deemed to be also conferred upon each Group Company.

9.4       Information supplied by the Group

          The Sellers  undertake  to the  Purchaser  to waive any and all claims which they might otherwise have against the Group and/or its respective officers, employees or agents or any of them in respect of any information supplied to them by or on behalf of any Group Company in connection with the Warranties, the Tax Deed and/or the information Disclosed. This shall not preclude any Seller from claiming against any other Seller under any right of contribution or indemnity to which he may be entitled.

9.5       Reliance

          The Sellers accept that the Purchaser and CGII have been induced to enter into this Agreement, and have entered into it, upon the basis of and in reliance upon the Warranties.

9.6       Limitation of liability

          9.6.1     The   Sellers   shall  not  be  liable  for  any  breach  of
                    Warranties:

                    (a)       to the extent that provision or reserve in respect
                              thereof   has  been   specifically   made  in  the
                              Accounts;

                    (b) which would not have arisen but for a voluntary act, omission or transaction after Completion on the part of the Purchaser or the Group which could reasonably have been avoided or carried out and which was not in the ordinary course of business;

                    (c) which arises as a result of legislation which comes into force after Completion and which is retrospective in effect;

                    (d) which, being a liability in respect of taxation, arises by reason of an increase in the rates of taxation made after Completion with retrospective effect;

                    (e) which arises as a result of a change in accounting policies after Completion.

          9.6.2 The liability of the Sellers in respect of any claims for breach of Warranties shall be limited as follows:

                    (a) the maximum aggregate liability of the Sellers in respect of all claims for breach of Warranties shall not, when taken together with the aggregate liability of the Sellers in respect of all claims under the Tax Deed, exceed the total aggregate sum of the Fixed Consideration;

                    (b) the Sellers shall only be liable in respect of any claim for breach of Warranties if the aggregate liability of the Sellers for all such claims exceeds HK$100,000 and in such event the Sellers shall be liable for the whole amount of such claims and not only the excess; and

                    (c) (save as provided below) no claims may be brought against the Sellers in respect of a breach of Warranties unless notification thereof shall have been given to the Sellers before the expiration of six months after the Retention Payment Date with reasonable details of the relevant claim as known to the Purchaser and any such claim shall (if not previously satisfied, settled or withdrawn) be deemed to have been waived or withdrawn at the expiry of a period of six months thereafter unless proceedings in respect thereof shall have already been commenced against the Sellers Provided that notwithstanding the above a claim for breach of Warranties relating to Taxation may be brought within a period of six years after Completion.

          9.6.3 No claim for breach of Warranties may be brought under this Agreement if a claim in respect of the same subject matter thereof has been made under the Tax Deed and has been satisfied in full. Where a claim for breach of Warranties is made under this Agreement and has been satisfied in full, all other rights and remedies (if any) of the Purchaser in respect of the same subject matter thereof, whether under this Agreement or otherwise, are hereby excluded.

          9.6.4     In respect of any claim for breach of Warranties hereunder:

                    (a) the Purchaser shall, upon any claim, action, demand or assessment being made or issued against the Purchaser or any Group Company which the Purchaser believes could lead to a claim by the Purchaser for breach of Warranties under this Agreement, promptly give notice thereof to the Sellers;

                    (b) the Purchaser shall (subject to the Purchaser and each Group Company being indemnified and secured to the Purchaser's reasonable satisfaction against any liability, costs, damages or expenses which may be incurred thereby) take such action as the Sellers may reasonably request to avoid, resist, dispute, defend, compromise or appeal against such claim, action, demand or assessment;

                    (c) where any claim under the Warranties has been paid or settled by the Sellers the Purchaser will, if so requested by the Sellers and in so far as permitted by law so to do, use all reasonable endeavours (at the expense of the Sellers) to enable the Sellers (by way of subrogation or by way of assignment for no consideration) to pursue any remedies which might have been available to the Purchaser or, as the case may be, to any Group Company against any third party in respect of the matters giving rise to a claim.

          9.6.5 If the Sellers shall pay to the Purchaser any amount by way of compensation or damages for breach of Warranties hereunder and the Purchaser or any member of the Group subsequently recovers from a third party any amount relating to such breach, the Purchaser shall forthwith repay to the Sellers such amount previously paid by the Sellers less the costs and expenses incurred by the Purchaser in connection with such breach or so much thereof as does not exceed the amount recovered from the third party.

          9.6.6 If any claim for breach of Warranties is brought under this Agreement in relation to any liability of the Purchaser or any Group Company which is contingent only, the Sellers shall not be liable to make any payment in respect thereof until such contingent liability becomes an actual liability.

9.7.      Repetitions

          The Sellers in relation to each Group Company warrant, represent and undertake to the Purchaser that the Warranties will be true and accurate in all respects and not misleading at all times from the exchange of this Agreement up to and including Completion in all respects:

          9.2.1. if they had been repeated on each such day by reference to the circumstances at the time of repetition; and

          9.2.2. on the basis that a reference to the time of repetition were each time substituted for any express or implied reference to the time of this Agreement (but so that any period of time expressed to start at the date of this Agreement shall continue to be deemed to start then)and references in this Agreement to the Warranties shall include them as so repeated.

9.8.      Sellers' covenants

          In consideration of the Purchaser and CGII entering into this Agreement and in particular the issuance and allotment of the Fixed Consideration Shares to the Allottee, the Sellers hereby jointly and severally covenant with the Purchaser and CGII as primary obligors:

          9.8.1 to procure that the Allottee shall duly perform all its obligations under this Agreement and the Escrow Agreement;

          9.8.2 to procure that the Allottee shall comply with and observe the Securities Act and the rules and regulations thereunder and, in particular, any and all restrictions on it regarding the re-sale, transfer or otherwise dealing in the Fixed Consideration Shares;

          9.8.3 if and whenever the Allottee shall be in default in the payment when due of any amount payable under this Agreement and/or the Escrow Agreement the Sellers shall within 5 days after being given notice to the effect that the Allottee is in default and containing the calculation of the amount claimed by the Purchaser and/or CGII pay all amounts then payable by the Allottee as though the Sellers instead of the Allottee were expressed to be the principal debtor; and

          9.8.4 to indemnify the Purchaser and/or CGII against all costs and expenses (including legal fees) which the Purchaser and/or CGII may pay or incur in collecting any amount payable by the Allottee or the Sellers pursuant to this sub-clause 9.8.

9.9       Indulgence

          The Sellers acknowledge that their liabilities under sub-clause 9.8 (Sellers' covenants) are joint and several and shall not be discharged or affected in any way by time being given to the Allottee by the Purchaser and/or CGII, by any other indulgence or concession being granted to the Allottee or the other Seller or by any other act, omission, dealing, matter or thing whatsoever which but for this provision might operate to release the Sellers or either of them from their respective obligations under sub-clause 9.8 (Sellers' covenants).

9.10      Continuing obligations

          The covenants and obligations contained in sub-clause 9.8 (Sellers' covenants) are continuing covenants and obligations, and shall remain in full force and effect until all obligations of the Allottee hereby guaranteed have been discharged in full. It is in addition to and shall not prejudice nor be prejudiced by any other obligation, indemnity or other security or right against any third party which the Purchaser and/or CGII may have for the due performance of the obligations concerned.

9.11      Further covenants

          The Sellers further covenant with and undertake to the Purchaser and CGII that so long as the Allottee shall own or hold any Fixed Consideration Shares, neither of the Sellers shall sell, charge, pledge or otherwise dispose of any of their shares in the Allottee, or any interest in any of them without the prior written consent of the Purchaser and CGII.

9.12      Business

          The Sellers warrant that the companies or businesses under the control (directly or indirectly) of the Sellers have been reorganised and restructured so that the sole business of the Group immediately prior to the sale of the Shares shall be the provision of graphic communications services, digital communications networking, offset printing, digital printing and multi-media services in Hong Kong and Singapore respectively.

9.13      Building Order Indemnity

          Notwithstanding any provisions herein, the Sellers hereby jointly and severally undertake to the Purchaser (for itself and on behalf of Workable HK) to indemnify the Purchaser and Workable HK and keep the Purchaser and Workable HK full indemnified on demand against any losses, costs and expenses the Purchaser and/or Workable HK may suffer or incur in connection with the Building Order No. C/AT/1006/97/HK issued by the Building Authority registered under Memorial No. 7405996 in respect of Workshops 1 & 4 on 14th Floor, Tak King Industrial Building.

10.       Remedies

10.1      Undertakings to pay

          Subject to sub-clause 9.6 (Limitation of Liability), the Sellers undertake to the Purchaser and CGII jointly and severally (without restricting the rights of each of the Purchaser and CGII or any remedy it may have on any basis available to it if any of the Warranties is breached or untrue or misleading) at the Purchaser's and/or CGII's direction to pay to the Purchaser and/or CGII on demand the aggregate of:

          10.1.1 the full amount by which the value of any asset or contract of any Group Company or of the Business (including any asset or contract warranted to exist which does not exist) is or becomes less than it would have been if the Warranties had not been breached or untrue or misleading;

          10.1.2 an amount equal to any other loss or liability suffered or incurred by the Purchaser or CGII, any Group Company directly or indirectly as a result of any Warranty being breached or untrue or misleading; and

          10.1.3 all costs, expenses and disbursements suffered or incurred by the Purchaser or CGII or any Group Company directly or indirectly as a result of any Warranty being breached or untrue or misleading,

          Provided that any amount so payable shall be increased so as to ensure that the net amount received by the payee shall after Taxation be equal to that which would have been received had the payment not been subject to Taxation.

10.2      General law

          For the avoidance of doubt, the rules of general law relating to claims for damages for breach of warranty shall not apply to the extent that they might limit the calculation of any amount payable under this clause 10.

11.       Protection of goodwill

11.1      Covenants

          As further consideration for the Purchaser agreeing to purchase the Shares on the terms contained in this Agreement and with the intent of assuring to the Purchaser the full benefit and value of the goodwill and connections of the Group and as a constituent part of the sale of the Shares, the Sellers undertake (binding themselves and each of their Affiliates) to the Purchaser (contracting for itself and on behalf of CGII, each Group Company and for any successor in title to the Shares or to part or all of the Business) that (except (i) as directors or employees of any Group Company or (ii) to the extent that the Purchaser has waived its rights in accordance with sub-clause 17.2 (Specific waivers to be in writing)) neither they nor their Affiliates shall whether on their own behalf or with or on behalf of any person and whether directly or indirectly by any person or business controlled by them or any Connected Person:

          11.1.1 during the Restricted Period, carry on or be employed, engaged, concerned, interested or in any way assist within:-

                    (a)       Hong Kong, Macau and Singapore;

                    (b)       China and Taiwan;

                    (c)       Japan;

                    (d)       Korea;

                    (e)       Thailand, Malaysia and Indonesia;

                    (f)       the Philippines;

                    (g)       Australia;

                    (h)       the United States of America and Canada; and

                    (i) other countries in the Far East Pacific Region (together, the "Region")

                    in any business which may in any way be in competition with all or any part of the Business provided that nothing in this sub-clause 11.1.1 shall prevent the Sellers nor any of their Affiliates from holding for investment purposes only not more than three per cent of any class of the issued share or loan capital of any company quoted on a stock exchange by recognised by the HKSE;

          11.1.2 during the Restricted Period, carry on or be employed, engaged, concerned, interested or in any way assist anywhere in the world excluding the Region in any business which may in any way be in competition with all or any part of the Business provided that nothing in this sub-clause 11.1.1 shall prevent the Sellers from holding for investment purposes only not more than three per cent of any class of the issued share or loan capital of any company quoted on a stock exchange by recognised by the HKSE;

          11.1.3 during the Restricted Period, canvass, solicit or approach or cause to be canvassed, solicited or approached (in relation to a business which may in any way compete with all or part of the Business) the custom of any person who at any time during the 12 months preceding Completion shall have been a client or customer of any Group Company;

          11.1.4 during the Restricted Period, interfere or seek to interfere or take such steps as may interfere with supplies to any Group Company from any suppliers who shall have been supplying goods or services to any Group Company for use in connection with the Business at any time during the period of 12 months prior to the date of Completion;

          11.1.5 during the Restricted Period, offer employment to or employ or offer to conclude any contract of services with employees of any Group Company or procure or facilitate the making of such an offer by any person, firm or company or entice or endeavour to entice any employees of any Group Company to terminate their employment with such company (whether or not such termination will constitute a breach of their employment contracts);

          11.1.6 at any time after Completion use as a trade or business name or mark or carry on a business under a title containing the words

                    "Workable", "Plainduty" or any other word(s) colourably resembling any such word; or

          11.1.7 at any time after Completion disclose to any person whatsoever or use to the detriment of any Group Company or otherwise make use of, or through any failure to exercise all due care and diligence cause any unauthorised disclosure or use of, any Commercial Information which is confidential or in respect of which any Group Company is bound by an obligation of confidence to a third party or which the Sellers are prohibited under clause 15 (Confidentiality; announcements) from disclosing without the Purchaser's consent.

          Each undertaking contained in this sub-clause 11.1 shall be read and construed independently of the other undertakings and as an entirely separate and severable undertaking.

11.2      Restricted Period

          For the purposes of sub-clause 11.1, the Restricted Period shall be:

          11.2.1 in respect of each Seller, in the event that his employment with Workable HK is terminated by reason of Workable HK serving notice on him (otherwise than a notice to terminate in circumstances entitling Workable HK to terminate summarily):-

                    (a)       from  the   Completion   Date  up  to  the   first
                              anniversary of Completion;

                    (b)       thereafter,   from  the   first   anniversary   of
                              Completion  up  to  the  second   anniversary   of
                              Completion; and

                    (c)       thereafter,   from  the  second   anniversary   of
                              Completion   up  to  the  third   anniversary   of
                              Completion.

          11.2.2    in all other circumstances:-

                    (a)       from  the   Completion   Date  up  to  the   first
                              anniversary of Completion;

                    (b)       thereafter,   from  the   first   anniversary   of
                              Completion  up  to  the  second   anniversary   of
                              Completion;

                    (c)       thereafter,   from  the  second   anniversary   of
                              Completion   up  to  the  third   anniversary   of
                              Completion;

                    (d)       thereafter,   from  the   third   anniversary   of
                              Completion  up  to  the  fourth   anniversary   of
                              Completion; and

                    (e)       thereafter,   from  the  fourth   anniversary   of
                              Completion   up  to  the  fifth   anniversary   of
                              Completion.

                    provided that the relevant Seller shall, if he has ceased to be an employee of the Company in the circumstances set out in sub-clause 11.2.1 and a period of at least two years has elapsed from Completion, be entitled to seek written consent to the Purchaser to carry on or be employed, engaged, concerned, interested or in any way assist within the Region in any business which may in any way be in competition with the Business.

11.3      Severability of covenants

          Whilst the undertakings in sub-clause 11.1 (Covenants) are considered by the Parties to be reasonable in all the circumstances for the protection of the legitimate interests of the Purchaser, if any one or more should for any reason be held to be invalid but would have been held to be valid if part of the wording were deleted or its period reduced or the range of activities or area covered by it reduced in scope, the undertakings shall apply with the minimum modifications necessary to make them valid and effective.

11.4      Information in the public domain

          The restriction contained in sub-clause 11.1.7 (Covenants) shall not extend to any confidential or secret information which may come into the public domain otherwise than through the default of any of the Sellers.

12.       Termination

12.1      Purchaser's right to terminate

          The Purchaser is entitled to treat this Agreement as terminated (in which case it will be deemed to have been terminated on the terms of this clause):

          12.1.1 in accordance with sub-clause 6.2 (Sellers' failure to comply); and

          12.1.2 if, at any time up to Completion, it becomes aware or concludes that:

                    (a)       any  of  the   Warranties  is  or  was  untrue  or
                              misleading at any time when it is or was given or deemed to be given under this Agreement;

                    (b) there has been a breach of any Warranty (as so given or deemed to be given) or of any other term of this Agreement;

                    (c) any Condition will not nor is unlikely to be fulfilled or waived by the date specified in sub-clause 4.3 (Time limit for satisfaction of Conditions).

12.2      Accrued liabilities

          On termination, the rights and liabilities of the Parties which have accrued beforehand shall subsist.

12.3      Rescission

          Notwithstanding anything to the contrary in this Agreement, the Purchaser may by written notice to the Sellers rescind this Agreement ab initio in the circumstances referred to in sub-clause 12.1.2 (Purchaser's right to terminate).

12.4      Surviving provisions

          This clause and the following provisions of this Agreement shall survive termination, without limit of time:

          12.4.1    clause 1 (Definitions and interpretation);

          12.4.2    clause 9 (Warranties and covenants);

          12.4.3    clause 10 (Remedies); and

          12.4.4    clauses  14  (Further   assurance)  to  26  (Process  Agent)
                    inclusive.

13.       Retirement Scheme

          Schedule 9 (Retirement Scheme) sets out the arrangements relating to the Retirement Scheme and shall have effect as of Completion.

14.       Further assurance

          The Sellers and the Allottee shall, from time to time on being required to do so by the Purchaser, promptly and at their own cost and expense do or procure the doing of all such acts and/or execute or procure the execution of all such documents in a form satisfactory to the Purchaser as the Purchaser may reasonably consider necessary for giving full effect to this Agreement (or to such parts of it as remain operative after termination) and securing to the Purchaser and CGII the full benefit of the rights, powers and remedies conferred upon the Purchaser and CGII in this Agreement.

15.       Confidentiality; announcements

15.1      Prohibition on disclosure

          The Sellers and the Allottee undertake with the Purchaser and CGII, and each of the Purchaser and CGII undertakes with the Sellers and the Allottee, to keep confidential (except as expressly provided in this Agreement) at all times after the date of this Agreement, and not directly or indirectly reveal, report, publish, disclose or transfer or use for his or its own or any other purposes, any confidential information received or obtained as a result of entering into or performing, or supplied by or on behalf of a Party in the negotiations leading to, this Agreement and which relates to:

          15.1.1    the negotiations relating to this Agreement;

          15.1.2    the subject matter and/or provisions of this Agreement; or

          15.1.3 (in the Sellers' and/or the Allottee's case) the Purchaser and/or CGII or (in the Purchaser's or CGII's case) the Sellers and/or the Allottee.

15.2      Permitted disclosures

          The prohibition in sub-clause 15.1 (Prohibition on disclosure) does not apply if:

          15.2.1 the information was in the public domain before it was furnished to the relevant Party or, after it was furnished to that Party, entered the public domain otherwise than as a result of (i) a breach by that Party of this clause or (ii) a breach of a confidentiality obligation by the disclosure, where the breach was known to that Party;

          15.2.2    disclosure is necessary in order:

                    (a)       to comply with Regulatory Requirements or

                    (b) to obtain tax or other clearances or consents from the Inland Revenue or other relevant Taxation Authority; or

          15.2.3 disclosure is made to such of the Party's employees, directors, agents, consultants and professional advisers as are involved in the transactions contemplated by this Agreement and is restricted to matters necessary for the proper performance of their duties or services in relation to those transactions provided that any such information disclosable pursuant to sub-clause 15.2.2 shall be disclosed only to the extent required by Regulatory Requirements and (unless such consultation is prohibited by Regulatory Requirements) only after consultation with the Purchaser or the Sellers (as the case may be).

15.3      Announcements

          Nothing in this clause 15 shall prohibit:

          15.3.1 the joint release by the Parties of an announcement in the agreed form; or

          15.3.2 the release of any announcement required by any applicable Regulatory Requirements (provided that, unless such consultation is prohibited by Regulatory Requirements), it is made only after consultation with the Purchaser or the Sellers (as the case may be).

16.       Assignment

16.1      Assignment by Purchaser and CGII

          Each of the Purchaser and CGII is permitted to assign the benefit of, and any of its rights under, this Agreement (including under the Warranties) together with any cause of action arising in connection with any of them to its successor in title, or to any purchaser from it or to any of its Affiliates.

16.2      No assignment by Sellers

          None of the Sellers nor the Allottee may assign the benefit of, or any of their respective rights under, this Agreement except as may be permitted by each of the Purchaser's or CGII's prior written consent.

16.3      Successors in title

          This Agreement shall be binding upon and enure for the benefit of the personal representatives and permitted assigns and successors in title of each of the Parties and references to the Parties shall be construed accordingly.

17.       Waiver; variation; invalidity

17.1      No waiver by omission, delay or partial exercise

          No right, power or remedy provided by law or under this Agreement shall be waived, impaired or precluded by:

          17.1.1    any delay or omission to exercise it; or

          17.1.2    any single or partial exercise of it on an earlier occasion;
                    or

          17.1.3    the exercise of any other such right, power or remedy; or

          17.1.4 any delay, omission to exercise or single or partial exercise of any other such right, power or remedy.

17.2      Specific waivers to be in writing

          Any waiver of any right, power or remedy under this Agreement must be in writing and may be given subject to any conditions thought fit by the grantor. No waiver will take effect if the person seeking the waiver has failed to disclose to the grantor every material fact or circumstance which (so far as the person seeking the waiver is aware) has a bearing on its subject matter. Unless otherwise expressly stated, any waiver shall be effective only in the instance and only for the purpose for which it is given.

17.3      Variations to be in writing

          No variation to this Agreement shall be of any effect unless it is agreed in writing and signed by or on behalf of each Party.

17.4      Invalidity

          Each of the provisions of this Agreement is severable. If any such provision is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction:

          17.4.1    that shall not affect or impair the  legality,  validity  or
                    enforceability   in  that   jurisdiction  of  the  remaining
                    provisions of this Agreement; and

          17.4.2 the Parties will use reasonable endeavours to negotiate in good faith with a view to replacing it with one or more provisions satisfactory to any relevant Competent Authority but differing from the replaced provision as little as possible.

18.       Joint and several

18.1      Sellers' obligations

          The obligations of the Sellers under this Agreement (whether of themselves or in respect of the Allottee) are joint and several, and any reference to the Sellers (including any reference to them as Parties) shall include each of them severally.

18.2      Illegality etc

          If any liability to the Purchaser under this Agreement or under the Tax Deed (when executed):

          18.2.1 is or becomes illegal, invalid or unenforceable in relation to any Seller in any respect; or

          18.2.2 is in whole or in part released, compounded or compromised by the Purchaser or, as the case may be, CGII as regards any of the Sellers or the Allottee, or the Purchaser or, as the case may be, CGII gives him or it any time or indulgence in relation to it that shall not in any way prejudice or affect the Purchaser's or, as the case may be, CGII's rights against any other or others of the Sellers under the same or like liability, whether joint or several or otherwise.

19.       Costs and expenses

19.1      Payment of costs and stamp duty

          19.1.1 Except as otherwise stated in this Agreement, each Party shall bear its own costs and expenses (including the stamp duty payable in relation to the sale and purchaser of the Shares) in relation to the negotiation, preparation, execution and carrying into effect of this Agreement and all other agreements forming part of the transactions contemplated by this Agreement.

          19.1.2 The Sellers and the Allottee will on demand reimburse each of the Purchaser and CGII for any costs and expenses incurred in connection with the granting of any waiver or consent by the Purchaser or, as the case may be, CGII, or with any variation, amendment, extension or modification of the Agreement requested by any Seller or the Allottee.

19.2      Unauthorised or invalid documents

          19.2.1 The Sellers and the Allottee shall indemnify each of the Purchaser and CGII and keep each of the Purchaser and CGII indemnified on demand against any Losses and Expenses they may suffer or incur as a result of any document delivered to them pursuant to clause 6 (Completion) being unauthorised, invalid or for any other reason ineffective for its purpose.

          19.2.2 Each of the Purchaser and CGII shall indemnify the Sellers and the Allottee and keep the Sellers and the Allottee indemnified on demand against any Losses and Expenses which they may suffer or incur as a result of any document delivered to them pursuant to clause 6 (Completion) being unauthorised, invalid or for any other reason ineffective for its purpose.

19.3      If the Purchaser terminates

          If the Purchaser elects to treat this Agreement as terminated in accordance with clause 12 (Termination) (other than for non-fulfilment of any of the Conditions stated in sub-clauses 4.1 (Conditions to Completion)), the Sellers and the Allottee shall on demand indemnify each of the Purchaser and CGII and keep each of the Purchaser and CGII indemnified against all Losses and Expenses suffered or incurred by them in:

          19.3.1    investigating the affairs of the Group; and

          19.3.2 negotiating, preparing, executing and carrying this Agreement into effect, and the other agreements and arrangements forming part of the transactions contemplated by this Agreement.

19.4      Companies to pay no costs

          For the avoidance of doubt, none of the member of the Group shall pay any legal or other professional charges and expenses in connection with any investigation of the affairs of the Group or the negotiation, preparation, execution and carrying into effect of this Agreement.


20.       Payments

20.1      No deduction etc

          Except as otherwise expressly provided in this Agreement, all payments to be made under this Agreement shall be made in full without any set-off or counterclaim and free from any deduction or withholding except as may be required by law (in which event such deduction or withholding shall not exceed the minimum amount required by law and the payer will simultaneously pay to the payee whatever additional amount is required for the net amount received to equal what would have been received if no such deduction or withholding had been required).

20.2      Payments to Sellers' Solicitors

          Where this Agreement provides for any payment to be made to the Sellers' Solicitors (whether or not the manner of payment is specified) in each case the Sellers and/or the Allottee irrevocably authorise and instruct each of the Purchaser and CGII to make that payment to the Sellers' Solicitors, whose receipt shall be an effective discharge of the Purchaser's, or as the case may be, CGII's obligation to pay the amount concerned. Neither the Purchaser nor CGII shall be concerned to see to the application or be answerable for the loss or misapplication of any such amount.

21.       Entire agreement

21.1      This Agreement

          In this clause, references to this Agreement include the Disclosure Letter and all other written agreements and arrangements between the Parties which are expressed to be supplemental to this Agreement or which this Agreement expressly preserves or requires to be executed.

21.2      Entire agreement

          This Agreement constitutes the whole and only agreement and understanding between the parties in relation to its subject matter. Except as provided in sub-clause 21.4 (Fraud), all previous agreements, understandings, undertakings, representations, warranties and arrangements of any nature whatsoever between the Parties or any of them with any bearing on the subject matter of this Agreement are superseded and extinguished (and all rights and liabilities arising by reason of them, whether accrued or not at the date of this Agreement, are cancelled) to the extent that they have such a bearing.

21.3      Other remedies

          The rights, powers and remedies provided in this Agreement or expressly referred to in it are independent and cumulative and do not exclude any rights, powers or remedies (express or implied) which are available as a matter of common law, statute, custom or otherwise.

21.4      Fraud

          Nothing in this Agreement shall be read or construed as excluding any liability or remedy in respect of fraud.

22.       Counterparts

          This Agreement may be executed in any number of counterparts and by the Parties on different counterparts. Each counterpart (including facsimile copy) shall constitute an original of this Agreement but all the counterparts shall together constitute one and the same Agreement.

23.       Time of the essence

          Time shall be of the essence of this Agreement as regards any time, date or period mentioned in it. If any such time, date or period (or variation of any of them) is varied, such varied time, date or period shall be of the essence.

24.       Notices

24.1      Form of notices

          Any communication to be given in connection with the matters contemplated by this Agreement shall except where expressly provided otherwise be in writing and shall either be delivered by hand or sent by first class pre-paid post or facsimile transmission. Delivery by courier shall be regarded as delivery by hand.

24.2      Address and facsimile

          Such communication shall be sent to the address of the relevant Party referred to in this Agreement or the facsimile number set out below or to such other address or facsimile number as may previously have been communicated to the sending Party in accordance with this clause. Each communication shall be marked for the attention of the relevant person.

          To Lam Hok Ling at Flat A,  20th  Floor,  Eden  Garden,  9-11 Lok Fung
          Path,   Shatin,   New   Territories,   Hong  Kong  (Facsimile   number
          852-2866-7505).

          To Tung Hok Ki at 24H, Han Kung Mansion, Taikoo Shing, Hong Kong (Facsimile number 852-2515-9436).

          To Hacienda Resources Limited at 17th Floor, Standard Chartered Bank Building, 4 Des Voeux Road, Central, Hong Kong (Facsimile number 852-2801-4148).

          To Cunningham Graphics International, S.A. at 629 Grove Street, Jersey City, State of New Jersey 07310, the United States of America
          (Facsimile   number   201-792-6981)   for  the   attention  of  Mr  LJ
          Baillargeon.

          To Cunningham Graphics International, Inc. at 629 Grove Street, Jersey City, State of New Jersey 07310, the United States of America
          (Facsimile   number   201-792-6981)   for  the   attention  of  Mr  LJ
          Baillargeon.

24.3      Deemed time of service

          A communication shall be deemed to have been served:

          24.3.1    if  delivered  by  hand  at  the  address   referred  to  in
                    sub-clause 24.2 (Address and facsimile) at the time of delivery;

          24.3.2 if sent by first class pre-paid post to the address referred to in that sub-clause, at the expiration of two clear days after the time of posting; and

          24.3.3 if sent by facsimile to the number referred to in that sub-clause, at the time of completion of transmission by the sender.

          If a communication would otherwise be deemed to have been delivered outside normal business hours (being 9:30 a.m. to 5:30 p.m. on a Business Day) in the time zone of the territory of the recipient under the preceding provisions of this clause, it shall be deemed to have been delivered at the next opening of such normal business hours in the territory of the recipient.

24.4      Proof of service

          In proving service of the communication, it shall be sufficient to show that delivery by hand was made or that the envelope containing the communication was properly addressed and posted as a first class pre-paid letter or that the facsimile was despatched and a confirmatory transmission report received.

24.5      Change of details

          A Party may notify the other Parties of a change to its name, relevant person, address or facsimile number for the purposes of sub-clause
          24.2 (Address and facsimile) provided that such notification shall only be effective on:

          24.5.1 the date specified in the notification as the date on which the change is to take place; or

          24.5.2 if no date is specified or the date specified is less than five clear Business Days after the date on which notice is deemed to have been served, the date falling five clear Business Days after notice of any such change is deemed to have been given.

24.6      Non-applicability to Proceedings

          For the avoidance of doubt, the Parties agree that the provisions of this clause shall not apply in relation to the service of any writ, summons, order, judgment or other document relating to or in connection with any Proceedings.

25.       Governing law and jurisdiction

25.1      Hong Kong law

          This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

25.2      Hong Kong Courts

          The Parties  irrevocably  agree that, for the exclusive benefit of the
          Purchaser,   the  courts  of  Hong  Kong   shall  have   non-exclusive
          jurisdiction to settle any dispute which may arise out of or in connection with this Agreement and that accordingly any Proceedings may be brought in such courts.

26.       Process Agent

26.1      CGII and the Purchaser

          Without prejudice to the rights of the other parties hereto to employ any method of service permitted by law, the Purchaser and CGII hereby irrevocably appoint the Purchaser's Solicitors of 5th Floor, Tower One, Lippo Centre, 89 Queensway, Hong Kong as their authorised agent for the purpose of accepting service of process in any suit, action or proceedings arising out of or in connection with this Agreement in Hong Kong. If for any reason that person (or its successor) no longer serves as agent of the Purchaser and/or CGII for this purpose, the Purchaser and/or CGII (as the case may be) shall promptly appoint a successor agent and notify the other parties hereto. The Purchaser and CGII respectively agree that any such legal process shall be sufficiently served on it if delivered to such agent for service at its address for the time being in Hong Kong whether or not such agent gives notice thereof to the Purchaser and/or CGII.

26.2      The Allottee

          Without prejudice to the rights of the other parties hereto to employ any method of service permitted by law, the Allottee hereby irrevocably appoints the Sellers' Solicitors of 17th Floor, Standard Chartered Bank Building, 4 Des Voeux Road, Central, Hong Kong as its authorised agent for the purpose of accepting service of process in any suit, action or proceedings arising out of or in connection with this Agreement in Hong Kong. If for any reason that person (or its successor) no longer serves as agent of the Allottee for this purpose, the Allottee shall promptly appoint a successor agent and notify the other parties hereto. The Allottee respectively agrees that any such legal process shall be sufficiently served on it if delivered to such agent for service at its address for the time being in Hong Kong whether or not such agent gives notice thereof to the Allottee.

AS WITNESS the hands of the Parties or their duly authorised representatives on the date first appearing at the head of this Agreement.

                                   Schedule 1
                             Details of the Sellers

                                                                   (4)
(1)               (2)                    (3)                       Proportion of
Name              the Shares             Number of Shares Held     Consideration
----              ----------             ---------------------     -------------
Lam Hok Ling      Workable Shares        49,500                    50%
Tung Hok Ki       Workable Shares        49,500                    50%
Lam Hok Ling      Plainduty Shares       30,000
Tung Hok Ki       Plainduty Shares       30,000

                                   Schedule 2

                              Details of the Group
                                     Part 1
                            Details of the Companies


Name:                        Workable Company Limited
Date of incorporation:       18 March 1988
Place of incorporation:      Hong Kong
Registered office:           Unit 1, 1st Floor, Tak King Industrial Building,
                             27 Lee Chung Street, Chai Wan, Hong Kong
Share capital:               Authorised: 100,000 ordinary shares of HK$1 each
                             Issued: 99,000 ordinary shares of HK$1 each
Shareholders:                Lam Hok Ling (49,500 ordinary shares)
                             Tung Hok Ki (49,500 ordinary shares)
Directors:                   Lam Hok Ling
                             Tung Hok Ki
Secretary:                   Tung Hok Ki




Name:                        Plainduty Limited
Date of incorporation:       4 December 1987
Place of incorporation:      Hong Kong
Registered office:           Unit 1, 1st Floor, Tak King Industrial Building
                             27 Lee Chung Street, Chai Wan, Hong Kong
Share capital:               Authorised: 100,000 ordinary shares of HK$1 each
                             Issued: 100,000 ordinary shares of HK$1 each
Shareholders:                Workable Company Limited (40,000 ordinary shares)
                             Lam Hok Ling (30,000 ordinary shares)
                             Tung Hok Li (30,000 ordinary shares)
Directors:                   Lam Hok Ling
                             Tung Hok Ki
Secretary:                   Tung Hok Ki

                                     Part 2

                            Details of the Subsidiary




Name:                        Workable Printing (Singapore) Pte Limited
Date of registration:        14 May 1998
Place of incorporation:      Singapore
Registered office address:   9 Harrison Road, #05-01 Harrison Industrial
                             Building, Singapore 369651
Share capital:               Authorised: 100,000 ordinary shares of S$1 each
                             Issued: 100,000 ordinary shares of S$1 each
Shareholders:                Workable Company Limited (100,000 ordinary shares)
Directors:                   Lam Hok Ling
                             Tung Hok Ki
                             Chang Mei Sheung
Secretary:                   Cheo Meng Choo
Auditor:                     Leong Kin Weng & Co

                                   Schedule 3

                              Properties and Leases

                                     Part 1
                           HK Properties and HK Leases


Property:           Workshops  1 & 2 on  17th  Floor,  Workshops  1 & 2 on  14th
                    Floor,  Workshop 1 on 2nd Floor & the Flat Roof and  Private
                    Car  Park  no.  18 on  the  Upper  Ground  Floor,  Tak  King
                    Industrial Building, No. 27 Lee Chung Street, Chai Wan, Hong
                    Kong.

Tenant: Workable Company Ltd.
Date of the Tenancy Agreement: 13 January 1999
Term of tenancy:  Three years
Commencement date of tenancy: 13 January 1999
Landlord: Splendour Chief Development Limited
Current monthly rent: HK$167,000 (HK$8.3 per square feet)
Deposit: HK$501,000
Option to renew term: For a further term of 3 years
Rent review: Rent for new term to be determined by valuer if not agreed Permitted use: Industrial ancillary office and warehouse purpose




Property:           Workshop  1 on 1st  Floor & the Flat Roof and Lorry Car Park
                    no. 4 on Upper Ground Floor,  Tak King Industrial  Building,
                    No. 27 Lee Chung Street, Chai Wan, Hong Kong.

Tenant: Workable Company Ltd.
Date of the Tenancy Agreement: 13 January 1999
Term of tenancy: Three years
Commencement date of tenancy: 13 January 1999
Landlord: Many Best Development Limited
Current monthly rent: HK$59,440 (HK$8.3 per square feet)
Deposit: HK$178,320
Option to renew term: For a further term of 3 years
Rent review: Rent for the new term to be determined by valuer if not agreed Permitted use: Industrial and ancillary offices and warehouse purpose

                                     Part 2
                     Singapore Property and Singapore Lease


Property:          No. 9 Harrison Road,  #05-01 Harrison  Industrial  Building,
                   Singapore 369651

Tenant:            Workable Printing (Singapore) Pte. Ltd.

Date of Tenancy
Agreement:         28 May 1998

Term of Tenancy:   Two years

Commencement
date of Tenancy:   1 September 1998

Landlord:          SPP Properties Pte. Ltd.

Current Monthly
Rent:              S$8,531.60 (S$11.40 per sq. ft) (inclusive of service charge)

Deposit:           S$25,594.80

Rent Free Period:  One month from commencement date

Option to Renew
Term:              For a further period of two years

Rent Review:       Rent for the new term to be determined by the landlord

Permitted use:     Industrial purpose

                                   Schedule 4

                     Conduct of Business Pending Completion

Subject to sub-clause 4.1 (Conditions to Completion), in the period up to Completion, none of the following are to be done, suffered, permitted or agreed to be done by or in relation to each Group Company except as provided in sub-clause 5.3 (Conduct of Business pending Completion):

1. any disposal of or removal from any of the Properties of any material asset used or required for the operation of any aspect of the Business (otherwise than in the ordinary course of trading) or entry into any unusual or onerous transaction or any transaction (including by way of finance lease) not in the ordinary course of trading. For these purposes, without limitation, the incurring of any capital expenditure in excess of HK$10,000, whether on any individual item or in the aggregate, will in all cases be considered outside the ordinary course of trading;

2. the disposal of any person, reorganisation, change or discontinuance of any material part of its business;

3. any failure to settle in accordance with its normal payment procedures and timescales any debts it incurs in the normal course of its business;

4. any failure to maintain in force policies of insurance with limits of indemnity at least equal to, and otherwise on terms no less favourable than, the policies of insurance maintained by it immediately before exchange of this Agreement;

5.        any entry into, modification or termination of any material contract;

6. borrowing of any money (except by way of bank overdraft in the ordinary course of business and within limits subsisting immediately before the exchange of this Agreement);

7. the creation, allotment, issue, repurchase, redemption or cancellation of any shares or other securities;

8. any change to the accounting procedures or principles by reference to which its accounts are drawn up, or its accounting reference date, or its residence for Taxation purposes;

9.        in relation to employees and other appointments:

          (a) any appointment or employment of any new employees or consultants at an annual salary or rate of remuneration in excess of HK$200,000;

          (b) any material alteration of the terms and conditions of employment (including benefits) of any of its employees, nor the dismissal of any of its employees without proper cause;

          (c) any inducing or endeavouring to induce (or suffering any Seller to induce or endeavour to induce) any of such employees to terminate their employment.

10. the passing of any resolution by any of its shareholders or any class of its shareholders;

11. any declaration, making or payment of any dividend, bonus or other distribution of capital or income;

12. the creation of any Encumbrance over its assets, undertaking or share capital;

13. the giving of any guarantees or indemnities in respect of any third party;

14.       the   institution,   settlement  or  agreement  to  settle  any  legal
          proceedings relating to the Business, save for debt collection in the ordinary course of business;

15. the granting or modification or agreement to terminate any rights or entry into any agreement relating to Intellectual Property or otherwise the suffering of any of its rights relating to Intellectual Property to lapse;

16. the entry into or the modification of any subsisting agreement with any Trade Union.

                                   Schedule 5

                             Completion Obligations

1.        Sellers' Completion obligations

          The Sellers will be obliged to deliver to the Purchaser (or otherwise make available to the satisfaction of the Purchaser):

          (a) evidence reasonably satisfactory to the Purchaser of the fulfilment of the Conditions set out in sub-clause 4.1 (Conditions to Completion);

          (b) transfers of the Shares duly executed by the registered holders in favour of the Purchaser and/or its nominee(s) together with the relevant share certificates in the names of such registered holders;

          (c) certificates in respect of all issued shares in the capital of the Subsidiary;

          (d) such waivers, consents or other documents (including any power of attorney under which any document required to be delivered under this Schedule has been executed) in the agreed form as are required to enable the Purchaser and its nominee(s) to be registered as the holders of the Shares;

          (e) the statutory registers and minute books (properly written up to the time immediately prior to Completion), the common seal (if any), the certificate of incorporation and (if applicable) any certificate of incorporation on change of name of each Group Company;

          (f)       the Tax Deed duly executed as a deed by the Sellers;

          (g) written confirmations in the form approved by the Purchaser from the respective mortgagee of the following charges or mortgages that all indebtedness and sums under such charges or mortgages have been paid and satisfied in full together with written undertakings in form satisfactory to the Purchaser that they will execute the relevant receipt on discharge or deed of release (together "Discharge Documents") and memorandum of satisfaction (together
                    "Memorandum   of   Satisfaction")   within   14  days   from
                    Completion: Legal Charge/Mortgage Memorial Nos.6910110, 6901514, 6931342 and 7071027

          (h) copy of the deed of assignment duly certified by a firm of solicitors in respect of each of the Transfer Properties (together "Transfer Documents") duly executed by the respective vendor and buyer;

          (i)       the HK Leases duly executed by the respective landlords;

          (j) duly and fully stamped transfer documents in respect of the transfer of all issued shares (100,000) in the capital of Workable Singapore from the Sellers to Workable HK together with share certificate(s) and extract from the register of members of Workable Singapore showing that Workable HK is the registered holder of all such shares;

          (k) Forms W-8 completed and signed by each of the Sellers, together with all additional documentation required of the Sellers under the terms of the mandate;

          (l) each of the Sellers and the Allottee providing a certificate containing the representations and warranties specified in
                    Schedule 10;

          (m) irrevocable powers of attorney in the agreed form executed by each of the holders of the Shares in favour of the Purchaser and/or its nominee(s) to enable the beneficiary (pending registration of the transfers of the Shares) to exercise all voting and other rights attaching to the Shares and to appoint proxies for this purpose;

          (n) the Escrow Agreement duly signed by the Sellers and the Allottee;

          (o) stock power in relation to the Retained Shares duly executed in blank on behalf of the Allottee and notarised;

          (p) the Service Agreements duly signed by the respective Seller and Workable HK;

          (q) a solicitors' undertaking from the Sellers' Solicitors in the form approved by the Purchaser that they will deliver the following documents to the Purchaser within the time limit set out in the said undertaking:

                    (i)       the Transfer Documents;

                    (ii)      the Discharge Documents;

                    (iii)     the Memorandum of Satisfaction; and

                    (iv)      the HK Leases
          and to cause a board meeting of each of the Group Company to be held at which:

                    (i) in the case of the Companies only, the transfers of the Shares will be approved for registration (subject to their being duly stamped);

                    (ii) all persons nominated by the Purchaser (in the case of directors subject to any maximum number imposed by the relevant articles of association) will be appointed additional directors and appointed secretaries;

                    (iii) the accounting reference date will be changed to 31 December; and

          and to cause a shareholders' meeting of each of the Group Company to be held which the relevant provisions of the respective articles of association be amended so that:

                    (i) in the case of Workable HK and Plainduty only, the quorum for any board meeting shall be any three directors and the quorum for any general meeting shall be any two members; and

                    (ii) in the case of Workable Singapore only, the quorum for any board meeting shall be any four directors.

2.        Purchaser's and CGII's Completion obligations

          The Purchaser's and, as the case may be, CGII's obligations (which are
          subject  to  the  Sellers   complying  with  their  obligations  under
          paragraph 1) are to:

          (a) (in the case of CGII) deliver to the Sellers a copy of the letter of CGII to its stock transfer agent authorising the issuance of the Fixed Consideration Shares;

          (b) (in the case of CGII) hold a board meeting at which this Agreement and the transactions contemplated herein including the allotment of the Fixed Consideration Shares, credited as fully paid, to the Allottee according to sub-clause 3.2.1 (Satisfaction of Fixed Consideration) are approved;

          (c) (in the case of the Purchaser) deliver to the Sellers in Hong Kong dollars through CHATS the Cash Payment (less the Retained Cash Payment) aggregating HK$46,044,010 (being HK$23,022,005 to Lam Hok Ling at his account, No. 110-329018-833, with The Hongkong and Shanghai Banking Corporation Limited and HK$23,022,005 to Tung Hok Ki at his account No. 21-200-4848-9, with Wing Lung Bank Limited);

          (d) (in the case of the Purchaser) deliver to the Sellers the Tax Deed duly executed by the Purchaser;

          (e) (in the case of the Purchaser) deliver to the Sellers evidence of the deposit with the Escrow Agent of the Retained Cash Payment; and

          (f) deliver to the Sellers a counterpart of the Escrow Agreement duly signed by the Purchaser and CGII.

                                   Schedule 6

              Basis for preparation of the Completion Balance Sheet

1.        General requirements

          Subject to the provisions of paragraphs 2 to 3 below, the Completion Balance Sheet shall be prepared, in accordance with SSAP and (to the extent that it is consistent with SSAP) on a basis consistent with the Accounts. Paragraph 2 shall have priority over paragraph 3.

2.        Completion Balance Sheet

          Unless already taken into account, the following principles shall be observed in drawing up the Completion Balance Sheet:

          2.1       sums  receivable in respect of debtors shall not be included
                    at  sums  higher  than  the  amounts   collectable,   making
                    appropriate provision for doubtful debts;

          2.2 stocks and work-in-progress shall be valued at the lower of cost and net realisable value;

          2.3 liabilities shall include accruals at the close of business on the Completion Date;

          2.4 no value shall be attributable to goodwill or any other intangible asset;

          2.5 immovable property and other fixed assets shall be included at their net book value as at the Balance Sheet Date (or at cost if purchased after the Balance Sheet Date) less depreciation on cost at the following rates:

                    2.5.1     plant and machinery           30% per annum;

                    2.5.2     fixtures and fittings         20% per annum;

                    2.5.3     motor vehicles                30% per annum; and

                    2.5.4     computer software             30% per annum;

          2.6 full provision shall be made for all Taxation, including deferred Taxation.

3.        True and fair view

          The Completion Balance Sheet shall show a true and fair view of the state of affairs of the Group at the close of business on the Completion Date.

4.        Changes in SSAP

          Unless otherwise taken into account in accordance with the preceding provisions of this schedule, the Completion Balance Sheet shall be prepared without regard to any changes in SSAP as applied in the preparation of the Accounts.

                                   Schedule 7

                                   Warranties

(Under sub-clause 1.12, references to the Companies shall be deemed to include a corresponding reference to the Group and each Group Company severally and references to the Accounts are to those of the Companies or the Subsidiary, as the case may be.)

                                     Part 1
                               General warranties

1.        Preliminary

1.1       Information

          1.1.1 The facts set out in the Recitals and Schedules 1 to 4 (inclusive) and all information contained in the Disclosure Documents are complete, true, accurate and not misleading and all information which has been given to the Purchaser or, as the case may be, CGII or its representatives or professional advisers by the Sellers or by any director, officer or other official of any Group Company or by their respective professional advisers or other agents in the course of the negotiations leading to this Agreement was when given and is now complete, true and accurate in all respects and not misleading. Insofar as any such information amounts to a forecast or an expression of opinion, intention or expectation, such information is fair and honest and made on reasonable grounds.

          1.1.2 There is no fact or matter which has not been disclosed which renders any such information untrue, inaccurate or misleading.

          1.1.3 The information disclosed to the Purchaser or, as the case may be, CGII or its representatives or professional advisers of the Purchaser or, as the case may be, CGII by the Sellers and the directors, officers or other officials of any Group Company regarding the current financial and trading position and prospects of the Group comprises all information which is material for the reasonable assessment of the financial and trading prospects of the Group.

          1.1.4 No representation or warranty of the Sellers in this Agreement and no statement in the Disclosure Letter omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.

1.2       Power to contract

1.2.1     The Sellers

          Each Seller has full power to enter into and perform this Agreement, the Service Agreements, the Escrow Agreement and the Tax Deed respectively and these agreements and the Tax Deed when executed will constitute binding obligations on each Seller in accordance with their terms.

1.2.2     The Allottee

          The Allottee has full power to enter into and perform this Agreement and the Escrow Agreement respectively and this Agreement and the Escrow Agreement when executed will constitute binding obligations on the Allottee in accordance with their terms.

2.        The Group

2.1       Memorandum and articles of association

          The copy of the memorandum and articles of association of each Group Company which has been produced to the Purchaser's Solicitors is true and complete in all respects and has embodied in it or annexed to it a copy of every such resolution and agreement as is referred to in section 117 of the Ordinance. Each Group Company has at all times carried on its business and affairs in all respects in accordance with its memorandum and articles of association and all such resolutions and agreements.

2.2       Statutory books

          The statutory books (including all registers and minute books) of each Group Company have been properly kept and contain an accurate and complete record of the matters which should be dealt with in those books and no notice or allegation that any of them is incorrect or should be rectified has been received.

2.3       Statutory returns

          Each Group Company has complied with the provisions of the Ordinance and all returns, particulars, resolutions and other documents required to be filed with or delivered to the Registrar of Companies or to any other authority whatsoever by each Group Company have been correctly and properly prepared and so filed or delivered.

2.4       Share capital

          2.4.1 The Shares constitute the whole of the issued share capital of the Company and each Seller is the sole beneficial owner of that number of the Shares as is set against his name in
                    Part 1 of Schedule 2 (Details of the Company). There is no Encumbrance on, over or affecting the Shares or any unissued shares, debentures or other securities of the Company. No claim has been made by any person to be entitled to the benefit of any such Encumbrance and no person has the right (exercisable now or in the future and whether contingent or not) to call for the issue of any share or loan capital of the Company.

          2.4.2     No Group Company has at any time:

                    (a) repaid, redeemed or purchased any of its own shares, or otherwise reduced its issued share capital or any class of it or capitalised in the form of shares, debentures or other securities or in paying up any amounts unpaid on any shares, debentures or other securities, any profits or reserves of any class or description or passed any resolution to do so, or agreed to do any of the above;

                    (b) directly or indirectly provided any financial assistance for the purpose of the acquisition of shares in it or its holding company or for the purpose of reducing or discharging any liability incurred in such an acquisition whether pursuant to section 47C of the Ordinance or otherwise.

          2.4.3 The Sellers are the sole beneficial owners of the entire issued share capital of the Allottee. There is no Encumbrance on, over or affecting the shares representing such share capital or any unissued shares, debenture or other securities of the Allottee. The Sellers are the only directors of the Allottee which is under the direct and sole control of the Sellers.

          2.4.4 The transfer by the Sellers of all of the issued shares in Workable Singapore to Workable HK has been duly effected and the relevant transfer documents duly and adequately stamped and Workable Singapore has become a wholly owned subsidiary of Workable HK.

2.5       Solvency

          No Group Company is insolvent or commits an act of bankruptcy pursuant to section 3 of the Bankruptcy Ordinance (Cap 6 of the Laws of Hong
          Kong). No order has ever been made or petition presented or resolution passed for its winding up and no distress, execution or other process has ever been levied on any of its assets. No administrative or other receiver has been appointed by any person over the whole or any part of the business or assets of any Group Company, nor has any order been made or petition presented for the appointment of an administrator in respect of any Group Company.

3.        Connected business

3.1       Subsidiary

          All issued shares in the Subsidiary are held by Workable HK legally and beneficially free from all Encumbrances and with all rights now attaching, or at any time up to Completion to be attached, to them.

3.2       Connected transactions

          No Group Company:

          3.2.1 is or has agreed to become the holder or other owner of any class of any shares, debentures or other securities of any other body corporate (whether incorporated in Hong Kong or elsewhere) other than in case of the Company, the Subsidiaries;

          3.2.2 has agreed to become a subsidiary of any other body corporate or under the control of any group of bodies corporate or consortium;

          3.2.3 is or has agreed to become a member of any partnership, joint venture, consortium or other unincorporated association other than a recognised trade association or agreement or arrangement for sharing commissions or other income;

          3.2.4 has a branch, place of business or substantial assets outside Hong Kong or Singapore or any permanent establishment (as that expression is defined in Rule 5 of the Inland Revenues Rules issued by the Board of Inland Revenue) in any place outside Hong Kong or Singapore; and

          3.2.5 has any interest, legal or beneficial, in any shares or other capital or securities or otherwise howsoever in any other venture or person and neither holds nor is liable on any share or security which is not fully paid up or which carries any liability.

3.3       Group On Investment Limited

          A special resolution was passed by the members of Group On Investment Limited ("Group On") on 28 September 1998 that Group On be wound up voluntarily. Group On has been wound up pursuant to the special resolution and in accordance with the provisions of the Ordinance regarding members' voluntary winding-up. Group On will be struck off from the Register of Companies by the Registrar of Companies at the expiration of three months from the winding-up. There is no outstanding indebtedness or other liability (actual or contingent) owing by Group On to any Group Company or the Sellers or owing to Group On and/or its creditors by any Group Company or the Sellers.

4.        Accounts

4.1       General

          The Accounts:

          4.1.1 were prepared in accordance with SSAP, the requirements of all relevant statutes and on a basis consistent with the preceding three accounting periods of the Companies and with the books of three account of the relevant company;

          4.1.2     comprise  all  the  notes,  reports,   statement  and  other
                    documents required by law to be annexed to them;

          4.1.3 are true and accurate in all respects and disclose a true and fair view of the assets, liabilities and state of affairs of the Companies at the Balance Sheet Date and of its profits for the financial year ended on such date;

          4.1.4 contain full provision or reserve for bad and doubtful debts, obsolescent or slow-moving stocks and for depreciation on fixed assets, which provision or reserve was when made and is now adequate;

          4.1.5 contain a note of all capital commitments of the Companies at the Balance Sheet Date, which note was when made and is now adequate, fair and not misleading;

          4.1.6 contain proper and adequate reserves or provision for all Taxation, including deferred taxation as defined in SSAP
                    2.112 (sufficient provision being made in a deferred taxation account for any corporation tax on chargeable gains and balancing charges that would arise on the sale of all fixed assets at the values attributed to them in the Accounts);

          4.1.7 disclose, note or provide for all liabilities of the Companies which were known, actual or contingent (including contingent liabilities to customers and contingent liabilities for Taxation) to the extent that such contingent liabilities are required to be provided in the Accounts pursuant to SSAP;

          4.1.8 value the stock-in-trade at the lower of cost and net realisable value and such stock-in-trade does not include any redundant, obsolete or unsaleable items or any items which are the subject of any dispute (other than minor disputes in the ordinary course of business) with a supplier or customer;

          4.1.9 value the work-in-progress on a basis that excludes profit and includes adequate provision for losses which have arisen or could reasonably be anticipated to arise on uncompleted contracts and on completed contracts in respect of which the maintenance period is unexpired, and the amount included in the Accounts in respect of work-in-progress is reasonable and has been determined in accordance with SSAP 2.103; and

          4.1.10 reflect all the fixed and loose plant and machinery, equipment, furniture, fittings and vehicles owned by each of the Companies at the Balance Sheet Date and full provisions in accordance with SSAP have been made on them and none has been acquired for any consideration otherwise than by way of a bargain at arm's length.

4.2       Stock-in-trade and work-in-progress

          The basis of valuation for stock-in-trade and work-in-progress has remained in all material respects consistent with that adopted for the purpose of the audited accounts each of the Companies in respect of the beginning and end of each of the preceding three accounting periods of each of the Companies since its incorporation.

4.3       Profits

          The profits of each of the Companies for the three years ended on the Balance Sheet Date as shown by the Accounts and by the audited accounts of each of the Companies for previous periods delivered to the Purchaser and the trend of profits shown by them have not (except as Disclosed in them) been affected to a material extent by inconsistencies of accounting practices, by the inclusion of non-recurring items of income or expenditure, by transactions entered into otherwise than on normal commercial terms or by any other factors rendering such profits for all or any of such periods exceptionally high or low.

4.4       Books of account

          All accounts, books, ledgers, financial and other necessary records of whatsoever kind of each of the Companies for the preceding seven accounting periods:

          4.4.1 have been fully, properly and accurately maintained, are in its possession and contain true and accurate records of all matters including those required to be entered in them by the Ordinance and no notice or allegation that any of them is incorrect or should be rectified has been received;

          4.4.2 do not contain or reflect any material inaccuracies or discrepancies;

          4.4.3 give and reflect a true and fair view of the matters which ought to appear in them and in particular of the financial, contractual and trading position of the relevant company and of its plant and machinery, fixed and current assets and liabilities (actual and contingent), debtors and creditors and stock-in-trade and work-in-progress.

5.        Post-Balance Sheet Date events

5.1       Since the Balance Sheet Date:

          5.1.1 each of the Companies has carried on its business in the ordinary and usual course and without entering into any transaction, assuming any liability or making any payment not provided for in the Accounts which is not in the ordinary course of trading and without any interruption or alteration in the nature, scope or manner of its business and nothing has been done which would be likely to prejudice the interests of the Purchaser as a prospective purchaser of the Shares;

          5.1.2 none of the Companies has experienced any material deterioration in its financial position or prospects or turnover or suffered any diminution of its assets by the wrongful act of any person and the value of its net assets is not materially less than the value of its net assets at the Balance Sheet Date and it has not had its business, profitability or prospects materially and adversely affected by the loss of any important customer or source of supply or by any abnormal factor not affecting similar businesses to a like extent and there are no facts which are likely to give rise to any such effects;

          5.1.3 none of the Companies has acquired or disposed of or agreed to acquire or dispose of any assets or assumed or incurred or agreed to assume or incur any material liabilities (actual or contingent) otherwise than in the ordinary course of business;

          5.1.4 none of the Companies has declared, made or paid any dividend, bonus or other distribution of capital or income (whether a qualifying distribution or otherwise) and (excluding fluctuations in overdrawn current accounts with bankers) no loan or its loan capital has been repaid in whole or in part or has become due or is liable to be declared due by reason of either service of a notice or lapse of time or otherwise howsoever;

          5.1.5 none of the Companies has carried out or entered into any transaction and no other event has occurred in consequence of which (whether alone or together with any one or more transactions or events occurring before, on or after the date of this Agreement) any of its liability to Taxation has arisen or will arise (or would have arisen or would or might arise but for the availability of any relief, allowance, deduction or credit) other than profits tax on its actual income (not chargeable gains or deemed income) arising from transactions entered into in the ordinary course of business;

          5.1.6 none of the Companies has made any change to the remuneration, terms of employment, emoluments or pension benefits of any its present or former director, officer or employee who on the Balance Sheet Date was entitled to remuneration in excess of HK$300,000 per annum and has not appointed or employed any additional director, officer or employee who is so entitled;

          5.1.7 all debts owing to it as shown in the Accounts are collectable in the ordinary course of business and none of the Companies has released any debts in whole or in part nor written off debts in an amount exceeding HK$35,000 in the aggregate;

          5.1.8 none of the Companies has entered into contracts involving capital expenditure in an amount exceeding HK$200,000 in the aggregate;

          5.1.9 none of the Companies has become aware that any event has occurred which would entitle any third party to terminate any contract or any benefit enjoyed by it or call in any money before the normal due date;

          5.1.10 none of the Companies has purchased stocks in quantities or at prices materially greater than was its practice before the Balance Sheet Date;

          5.1.11 each of the Companies has paid its creditors within the times agreed with such creditors and does not have any debts outstanding which are overdue for payment by more than four weeks;

          5.1.12 none of the Companies has created or agreed to create any Encumbrance or entered into any factoring arrangement, hire-purchase, conditional sale or credit sale agreement which has not been Disclosed and which is not in the ordinary course of business (and there has been no default by it in the performance or observance of any of the provisions of any such Encumbrance, arrangement or agreement disclosed);

          5.1.13 none of the Companies has borrowed or raised any money or taken any financial facility (except such short term borrowings from bankers as are within the amount of any overdraft facility which was available to it at the Balance Sheet Date) or since the Balance Sheet Date renegotiated or received any notice from any banker that such banker wishes to renegotiate any overdraft facility available to it at the Balance Sheet Date;

          5.1.14 each of the Companies has ensured that its management accounts have been prepared in accordance with SSAP and on a basis consistent with the basis on which the Accounts have been prepared;

          5.1.15 none of the Companies has made any change to its accounting reference date and no accounting period of it has ended since the Balance Sheet Date;

          5.1.16 none of the Companies has made a payment or incurred an obligation to make a payment which will not be deductible in computing trading profits for the purposes of profits tax or as a management expense of it; and

          5.1.17 none of the Companies (including any class of its members) has passed any resolution whether in general meeting or otherwise.

6.        Transactions with the Sellers, directors and Connected Persons

6.1       Loans and debts

          There is no outstanding:

          6.1.1 indebtedness or other liability (actual or contingent) owing by any Group Company to any Seller or any Affiliate of any Seller or director of any Group Company or any Connected Person or owing to any Group Company by any Seller or any Affiliate of any Seller or director of any Group Company or any Connected Person; or

          6.1.2     guarantee   or  security  for  any  such   indebtedness   or
                    liability.

6.2       Arrangements with Connected Persons

          6.2.1 There is no outstanding, and there has not at any time during the last six years been outstanding, any agreement, arrangement or understanding (whether legally enforceable or not) to which any Group Company is a party and in which any Seller, Affiliate of any Seller, director or former director of any Group Company or any Connected Person is or has been interested whether directly or indirectly.

          6.2.2 No Group Company is a party to or has its profits or financial position during the last six years been affected by any agreement or arrangement which is not entirely of an arm's length nature.

6.3       Competitive interests

          6.3.1 No Seller, Affiliate of any Seller, director or former director of any Group Company nor any Connected Person, either individually, collectively or with any other person or persons, has any estate, right or interest, directly or indirectly, in any business other than that now carried on by any Group Company which is or is likely to be or become competitive with any aspect of the Business of any Group
                    Company save as registered holder or other owner of any class of securities of any company if such class of securities is listed on any investment exchange recognised by the HKSE and if such person (together with Connected Persons and Affiliates) holds or is otherwise interested in less than three per cent of such class of securities.

          6.3.2 The Sellers either individually, collectively or with any other person or persons are not interested in any way whatsoever in any Intellectual Property used and not wholly owned by any Group Company.

6.4       Benefits

          No Connected  Person or  Affiliate  of any Seller,  director or former director of any Group Company is entitled to or has claimed entitlement to any remuneration, compensation or other benefit from any Group Company.

7.        Finance

7.1       Borrowings

          Particulars of all money borrowed by each Group Company have been Disclosed. The total amount borrowed by each Group Company from any source does not exceed any limitation on its borrowing contained in the articles of association of the relevant company or in any debenture or loan stock trust deed or instrument or any other document executed by the relevant company and the amount borrowed by each Group Company from each of its bankers does not exceed the overdraft facility agreed with such banker. No Group Company has outstanding loan capital.

7.2       Debts owed to the Group

          All debts owed to each Group Company are collectable in the ordinary course of business and each such debt will realise in full its face value at the time of payment. No Group Company nor the Sellers consider any of the debts owing to any Group Company (but which are not yet due) to be irrecoverable in whole or in part. No Group Company owns the benefit of any debt (whether present or future) other than debts which have accrued to it in the ordinary course of business.

7.3       Working capital

          Having regard to its existing banking and other facilities, each Group Company has sufficient working capital for the purpose of continuing to carry on its business in its present form and at its present level of turnover for the foreseeable future and for the purposes of executing, carrying out and fulfilling in accordance with their terms all orders, projects and contractual obligations which have been placed with or undertaken by that company.

7.4       Financial facilities

          The Sellers have Disclosed full details and true and correct copies of all documents relating to all debentures, acceptance lines, overdrafts, loans or other financial facilities outstanding or available to any Group Company and all Encumbrances to which any asset of any Group Company is subject. Neither the Sellers nor any Group Company have done anything whereby the continuance of any such facility or Encumbrance in full force and effect might be affected or prejudiced.

7.5       Options and guarantees

          7.5.1 No Group Company is responsible for the indebtedness of any other person nor party to any option or pre-emption right or any guarantee, suretyship or any other obligation (whatever called) to pay, purchase or provide funds (whether by the advance of money, the purchase of or subscription for shares or other securities or the purchase of assets or services or otherwise) for the payment of, or as an indemnity against the consequence of default in the payment of, any indebtedness of any other person.

          7.5.2 No party other than the Group has given any guarantee of or security for any overdraft, loan or loan facility granted to any Group Company.

7.6       Payment of obligations

          The Group is able to effect payment of any material obligation as and when due for payment.

8.        Environment

8.1       In this Agreement:

          "Environment" means any and all organisms (including man), ecosystems, property and the following media: air (including the air within buildings and the air within other natural or man-made structures, whether above or below ground); water (including water under or within land or in drains or sewers and coastal and inland waters); and land (including land under water);

          "Environment Laws" means any and all laws, whether civil, criminal or administrative applicable to any Group Company and/or conduct of the Business and which have as a purpose or effect the protection of the Environment and/or the prevention of Harm and/or the provision of remedies in respect of Harm, including: directives, decisions and recommendations; statutes and subordinate legislation; regulations, orders and ordinances; codes of practice, circulars, guidance notes and the like; common law, local laws and bye-laws; and judgments, notices, orders, directions, instructions or awards of any Competent Authority;

          "Harm" means material harm or damage to, or other interference with, the Environment and includes any detrimental effects on the health of living organisms or other interference with the ecosystems of which they form part and, in the case of man, includes offence caused to any of his senses or harm or damage to his property;

          "Hazardous Matter" means any and all matter (whether alone or in combination with other matter) including electricity, heat, vibration, noise or other vibration which may cause Harm;

          "Other Property" means any and all land or property, other than the Property, owned or occupied at any time by any Group Company;

8.2       Compliance with Environment Laws

          8.2.1 The Property and the Other Property have been used, and the Business has been conducted, at all times in compliance with Environment Laws.

          8.2.2 No material work, repairs, remedy, construction, or capital expenditure is required under any Environment Laws or in order to carry on lawfully the Business at the Property and the Other Property.

8.3       Hazardous Matter

          All Hazardous Matters generated or used in the Business have been used, kept, treated, transported (including transportation in pipes and pipeworks), disposed of, discharged or otherwise dealt with in accordance with the Environment Laws.

9.        Other assets

9.1       Title

          9.1.1 Each Group Company has legal and beneficial title to all its assets which

                    (a)       are included in the Accounts; or

                    (b) have otherwise been represented as being its property; or

                    (c) were at the Balance Sheet Date used or held for the purposes of its business; or

                    (d) have been acquired by it since the Balance Sheet Date (except for those assets disposed of in the ordinary course of business) and all such assets are in its possession and control and are sited within Hong Kong or Singapore.

          9.1.2 Except for assets disposed of or realised by any Group Company in the ordinary course of trading, it retains such title to all such assets free from any Encumbrance, hire or hire purchase agreement or leasing agreement or agreement for payment on deferred terms.

          9.1.3 No Group Company has acquired or agreed to acquire any material asset on terms that title does not pass to it until full payment is made.

9.2       Condition of assets

          The plant and machinery (including fixed plant and machinery) and all vehicles and office and other equipment shown in the Accounts or acquired since the Balance Sheet Date or otherwise used in connection with the Business which have not been disposed of in the ordinary course of business:

          9.2.1 do not contravene any requirement or restriction having the force of law;

          9.2.2     are  in  good  repair  and   condition   and  are  regularly
                    maintained, fully serviceable and in satisfactory working order;

          9.2.3 are each capable of doing the work for which they were designed and/or purchased and will each be so capable
                    (subject to fair wear and tear) during the period of time over which the value of such assets will be written down to nil in the accounts of the relevant Group Company;

          9.2.4     are   not   surplus   to  the   relevant   Group   Company's
                    requirements; and

          9.2.5 are not dangerous, inefficient, out of date, unsuitable or in need of renewal or replacement,

          and the vehicles owned by the Group are road-worthy and duly licensed for the purposes for which they are used.

9.3       Condition of stock

          The stock-in-trade of each Group Company is in good condition and is capable of being sold by it in the ordinary course of business in accordance with its current price list without rebate or allowance to a purchaser.

9.4       Rental payments

          Rentals payable by each Group Company under any leasing, hire-purchase or other similar agreement to which it is a party are set out in the Disclosure Documents and have not been increased and all such rentals are fully deductible by the relevant Group Company for tax purposes.

10.       Insurance

10.1      Extent of insurance

          All the assets of each Group Company which are of an insurable nature are and have at all material times been fully insured to their replacement value with a well established and reputable insurer against fire and all other risks normally insured against by companies carrying on similar businesses or owning property of a similar nature to the Business and each Group Company is and has at all material times been adequately covered against all legal liability and risks normally insured against by such companies (including liability to employees or third parties for personal injury or loss or damage to property, product liability and loss of profit).

10.2      Premiums and claims

          Particulars of all policies of insurance of each Group Company now in force have been disclosed and such particulars are true and correct and all premiums due on such policies have been duly paid and all such policies are valid and in force. So far as the Sellers are aware there are no circumstances which might lead to any liability under such insurance being avoided by the insurers or the premiums being increased. There is no claim outstanding under any such policies and there are no circumstances likely to give rise to a claim.

11.       Litigation

11.1      Litigation

          11.1.1    Except  as  plaintiff  in  the   collection  of  debts  (not
                    exceeding HK$35,000 in the aggregate) arising in the ordinary course of trading, no Group Company is now engaged in any Litigation, and no Litigation is in prospect, in either case by or against any Group Company or any person for whose acts or defaults any Group Company may be vicariously liable.

          11.1.2 No Group Company has, in the last five years preceding the date of this Agreement, been involved in any Litigation with any person who is or was a supplier or customer of importance to it or the Business, or where such Litigation resulted in adverse publicity or loss of goodwill.

          11.1.3 There is no matter or fact in existence which might give rise to any Litigation involving any Group Company which might form the basis of any criminal prosecution against any Group Company.

11.2      Injunctions, etc

          No injunction or order for specific performance has been granted against any Group Company which has not been discharged or fully complied with or is otherwise no longer in force.

11.3      Orders and judgments

          No Group Company is subject to any order or judgment given by any court, tribunal or governmental agency which is still in force and no Group Company has given any undertaking to any court or tribunal or to any third party arising out of any Litigation.

12.       Licences

12.1      General

          Each Group Company has all necessary licences (including statutory licences), permits, consents and authorities (public and private) for the proper and effective carrying on of the Business and in the manner in which the Business is now carried on and all such licences, permits, consents and authorities are valid and subsisting and the Sellers know of no reason why any of them should be suspended, cancelled or revoked whether in connection with the sale to the Purchaser or otherwise and, so far as the Sellers are aware, there are no factors that might in any way prejudice the continuance or renewal of any of those licences, permits, consents or authorities and no Group Company is restricted by contract from carrying on any activity in any part of the world.

13.       Trading

13.1      Definition

          In this Agreement, "Product" means any goods (includes a product which is comprised in another product, whether by virtue of being a component part or raw material or otherwise) and/or services which any Group Company has supplied or agreed to supply to any person or intends to turn to account.

13.2      Tenders, etc

          No offer, tender or the like made outside the ordinary course of business is outstanding which is capable of being converted into an obligation of any Group Company by an acceptance or other act of some other person.

13.3      Delegation of powers

          There are in force no powers of attorney given by any Group Company other than to the holder of an Encumbrance solely to facilitate its enforcement nor any other authority (express, implied or ostensible) given by any Group Company to any person to enter into any contract or commitment or do anything on its behalf other than any authority of employees to enter into routine trading contracts in the normal course of their duties.

13.4      Consequence of acquisition of Shares by Purchaser

          The acquisition of the Shares by the Purchaser or compliance with the terms of this Agreement will not:

          13.4.1 cause any Group Company to lose the benefit of any right or privilege it presently enjoys or cause any person who normally does business with it not to continue to do so on the same basis as previously;

          13.4.2 cause any Group Company to lose the benefit of any licence, permit, authorisation, consent or other approval required by law or by any governmental agency or by any other person with a legitimate interest relating to the manufacture, marketing or supply of any Product;

          13.4.3 relieve any person of any obligation to any Group Company (whether contractual or otherwise) or legally entitle any person to determine any such obligation or any right or benefit enjoyed by any Group Company or to exercise any right whether under an agreement with or otherwise in respect of any Group Company;

          13.4.4 conflict with or result in the breach of or constitute a default on the part of any Group Company or any Seller (i) under any of the terms, conditions or provisions of any agreement or instrument to which it is now a party; or any loan to or mortgage created by it; or (ii) of its memorandum or articles of association;

          13.4.5 result in any present or future indebtedness of any Group Company becoming due and payable or capable of being declared due and payable prior to its stated maturity;

          13.4.6 cause any director, officer or senior employee of any Group Company to leave employment; or

          13.4.7 conflict with, violate or result in a breach of any law, regulation, order, decree or writ applicable to any Group Company, the Sellers or any of them, or entitle any person to receive from any Group Company any finder's fee, brokerage or other commission, and will not prejudicially affect the attitude or actions of clients, customers and suppliers with regard to any Group Company.

13.5      Product regulatory requirements

          13.5.1 Each Group Company has duly obtained all necessary licences, permits, authorisations and other approvals required by law, by any government agency or by any other person with a legitimate interest relating to or required for the manufacture, marketing or supply of any Product.

          13.5.2 No Group Company has manufactured, marketed or supplied any Product which was at the material times not fully compliant with:

                    (a) the requirements of all applicable Hong Kong laws and the laws of any territory in which the Products have been placed on the market;

                    (b) the terms of any applicable recognised national or international product standards;

                    (c) any representation or warranty (whether express or implied) given in respect of the Products.

          13.5.3 At no time has any Group Company had knowledge of or received any notice, claim, governmental enforcement action or other communication from any person alleging any defect in any Product or any contravention of any applicable law or standard relating to the Products.

13.6      Guarantees and warranties

          No Group Company has given any guarantee or warranty or made any representation in respect of the Products, save for any warranty or guarantee implied by law.

13.7      Restrictions on trading

          No  Group  Company  is  and  has  been  a  party  to  any   agreement,
          arrangement, understanding or practice restricting its freedom to provide and take goods and services by such means and from and to such persons and into or from such place as it may from time to time think fit.

13.8      Possession of records

          13.8.1 All title deeds and agreements to which any Group Company is a party and all other documents owned by, or which ought to be in its possession of or held unconditionally to the order of it, are in its possession.

          13.8.2 No Group Company has any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerised or not) which (including all means of access thereto and therefrom) are not under its exclusive ownership and direct control.

13.9      Business names

          No Group Company uses on its letterhead, books or vehicles or otherwise carry on the Business under any name other than its corporate name.

13.10     Unlawful acts

          Neither the Group nor any officer have been prosecuted for any criminal, illegal or unlawful act connected with any Group Company.

13.11     Sensitive payments

          No officer or employee of any Group Company has made or received any Sensitive Payment in connection with any contract or otherwise. For the purposes of this clause the expression "Sensitive Payments" (whether or not illegal) shall include (i) commercial bribes, bribes or kickbacks paid to any person, firm or company including central or local government officials or employees or (ii) amounts received with an understanding that rebates or refunds will be made in contravention of the laws of any jurisdiction either directly or through a third party or (iii) political contributions or
          (iv) payments or commitments (whether made in the form of commissions, payments or fees for goods received or otherwise) made with the understanding or under circumstances that would indicate that all or part of the payment is to be paid by the recipient to central or local government officials or as a commercial bribe influence payment or kickback.

13.12     Business

          The Business is the provision of graphic communications services, digital communications networking, offset printing, digital printing and multi-media services in Hong Kong and Singapore.

14.       Contracts

14.1      Onerous contracts

          There are no long term contracts (that is, contracts not terminable by any Group Company without penalty on six months' notice or less) or onerous or unusual or abnormal contracts (that is, contracts for capital commitments or contracts differing from those necessitated by the ordinary course of business) binding upon any Group Company, nor is any Group Company a party to any contract which contains any onerous or other provision material for disclosure to an intending purchaser of the Shares and no expenses or liabilities have been incurred before the date of this Agreement by any Group Company otherwise than for the purpose of its business.

14.2      Material contracts

          All contracts to which any Group Company is a party with a value in excess of HK$35,000 have been disclosed and no Group Company is a party to or subject to any agreement, transaction, obligation, commitment, understanding, arrangement or liability which:

          14.2.1 is incapable of complete performance in accordance with its terms within six months after the date on which it was entered into or undertaken;

          14.2.2 is likely to result in a loss to it on completion of performance;

          14.2.3 cannot readily be fulfilled or performed by it on time and without undue or unusual expenditure of money and effort;

          14.2.4 involves or is likely to involve obligations, restrictions, expenditure or receipts of an unusual, onerous or exceptional nature and not in the ordinary course of business;

          14.2.5 requires an aggregate consideration payable by it in excess of HK$35,000;

          14.2.6 involves or is likely to involve the supply of goods by or to any Group Company the aggregate sales value of which will represent in excess of five per cent of its turnover for the year ended on the Balance Sheet Date;

          14.2.7 is a contract for services (other than contracts for the supply of electricity or normal office services);

          14.2.8 requires it to pay any commission, finder's fee, royalty or the like; or

          14.2.9 is in any way otherwise than in its ordinary and proper course of the business.

14.3      Performance of contracts

          14.3.1 The terms of all contracts of the Group have been complied with by the relevant Group Company and by the other parties to the contracts in all material respects and there are no circumstances likely to give rise to a default by the relevant Group Company or by the other parties under any such contract.

          14.3.2 All the contracts of the Group except those between the relevant Group Company and its employees may be assigned by the relevant Group Company without the consent of any other person.

          14.3.3    There  are  no  outstanding  claims,  separately  or in  the aggregate, of a sum in excess of HK$100,000, against any Group Company on the part of customers or other persons in respect of defects in quality or delays in delivery or completion of contracts or deficiencies of design or performance or otherwise relating to liability for goods or services sold or supplied by any Group Company and no such claims are threatened or anticipated and there is no matter or fact in existence in relation to goods or services currently sold or supplied by any Group Company which might give rise to any such claim.

          14.3.4 No Group Company has knowledge of the invalidity of or grounds for rescission, avoidance or repudiation of any existing agreement to which it is a party and has received no notice of any intention to terminate, repudiate or disclaim any such agreement.

14.4      Agency and distribution agreements

          No  Group   Company   is  a  party  to  any   subsisting   agency   or
          distributorship agreement.

15.       Employees

15.1      Particulars of employees

          The particulars shown in the schedule of employees comprised in the Disclosure Documents are true and complete and show in respect of each director, officer and employee of each Group Company his date of birth, the date on which he commenced continuous employment with the relevant Group Company and all remuneration payable and other benefits provided or which such Group Company is bound to provide (whether now or in the future) to each such person and include full particulars of all remuneration arrangements (particularly profit sharing, incentive and bonus arrangements to which any Group Company is a party whether binding or not) and each director, officer and employee of each Group Company is listed there.

15.2      Service contracts

          There is no contract of service in force between any Group Company and any of its directors, officers or employees which is not terminable by that Group Company without compensation (other than any compensation payable under the Employment Ordinance) on three months' notice given at any time or otherwise in accordance with the Employment Ordinance. There are no consultancy or management services agreements in existence between any Group Company and any other person, firm or company, and there are no agreements or other arrangements (binding or otherwise) between any Group Company or any employers' or trade association of which any Group Company is a member and any Trade Union. There are no outstanding pay negotiations with any employees or Trade Unions.

15.3      Benefits

          There are no amounts owing to present or former directors, officers or employees of any Group Company other than not more than one month's arrears of remuneration accrued or due or for reimbursement of business expenses incurred within a period of three months preceding the date of this Agreement and no moneys or benefits other than in respect of remuneration or emoluments of employment are payable to or for the benefit of any present or former director, officer or employee of any Group Company, nor any dependant of any present or former director, officer or employee of any Group Company.

15.4      Liabilities and payments

          Save to the extent (if any) to which provision or allowance has been made in the Accounts:

          15.4.1 no liability has been incurred or is anticipated by any Group Company for breach of any contract of employment or for services or for severance payments or for redundancy payments or protective awards or for compensation for unfair dismissal or for failure to comply with any order for the reinstatement or re-engagement of any employee or for sex or race discrimination or for any other liability accruing from the termination or variation of any contract of employment or for services;

          15.4.2 no gratuitous payment has been made or promised by any Group Company in connection with the actual or proposed termination, suspension or variation of any contract of employment or for services of any present or former director, officer or any dependant of any present or former director, officer or employee of any Group Company; and

          15.4.3 no Group Company has made or agreed to make any payment to or provided or agreed to provide any benefit for any of its present or former director, officer or employee.

15.5      Relevant legislation

          15.5.1 Each Group Company has in relation to each of its employees (and so far as relevant to each of its former employees) complied with:

                    (a) all obligations imposed on it by all relevant statutes, regulations and codes of conduct and practice affecting its employment of any persons and all relevant orders and awards made thereunder and has maintained current, adequate and suitable records regarding the service, terms and conditions of employment of each of its employees; and

                    (b) all collective agreements, recognition agreements and customs and practices for the time being affecting its employees or their conditions of service.

          15.5.2 There is no liability or claim against any Group Company outstanding or anticipated under the Sex Discrimination Ordinance (Cap 480 of the Laws of Hong Kong), the Disability Discrimination Ordinance (Cap 487 of the Laws of Hong Kong) and Family Status Discrimination Ordinance (Cap 527 of the Laws of Hong Kong).

15.6      Termination of employment

          15.6.1 No present director, officer or employee of any Group Company has given or received notice terminating his employment except as expressly contemplated under this Agreement and Completion of this Agreement will not entitle any employee to terminate his employment or trigger any entitlement to a severance payment or liquidated damages.

15.7      Share and other schemes

          No Group Company has in existence nor is it proposing to introduce, and none of its directors, officers or employees participates in (whether or not established by any Group Company) any employee share trust, share incentive scheme, share option scheme or profit sharing scheme for the benefit of all or any of its present or former directors, officers or employees or the dependants of any of such persons or any scheme under which any of its present or former director, officer or employee is entitled to a commission or remuneration of any other sort calculated by reference to the whole or part of its turnover, profits or sales or any other person, firm or company including any profit related pay scheme.

15.8      Disputes and claims

          15.8.1 No dispute exists or can reasonably be anticipated between any Group Company and a material number or category of its employees or any Trade Union(s) and so far as the Sellers are aware there are no wage or other claims outstanding against any Group Company by any person who is now or has been a director, officer or employee of any Group Company.

          15.8.2 No Group Company has had during the last three years any strike, work stoppages, slow-down or work-to-rule by its employees or lock-out, nor, so far as the Sellers are aware, is any anticipated, which has caused, or is likely to cause, it to be materially incapable of carrying on its business in the normal and ordinary course.

15.9      Agreements with Trade Unions

          No Group Company is a party to any agreement or arrangement with or commitment to any Trade Unions or staff association nor are any of its employees members of any Trades Union or staff association.

16.       Retirement Scheme

16.1 The Retirement Scheme comprises, in respect of each of the Companies and Plainduty, a group retirement benefit trust policy named "The Plainduty Limited Retirement Scheme" and "The Workable Company Limited Retirement Scheme" respectively. The Trust policies are arranged with American International Assurance Company Limited.

16.2 Other than under the Retirement Scheme, there are no pension, provident, superannuation or retirement benefit funds, scheme or arrangements under which any Group Company is obliged, either morally or contractually, to provide to any of its employees or officers or former employees or officers or any spouse or other dependant of any of the same retirement benefits of any kind (which expression shall include benefits payable upon retirement, leaving service, death, disablement and any other benefits which are commonly provided for under provident or retirement schemes).

16.3 Complete and accurate copies of the trust policies, rules and all other documents, records and materials relating to the establishment and operation of the Retirement Scheme have been supplied to the Purchaser prior to the date hereof.

16.4 No power to augment benefits under the Retirement Scheme has been exercised in relation to any employees or officers or former employees or officers of the Companies or any spouse or other dependant of any of the same.

16.5 Each of the Companies has been duly admitted to participate in the Retirement Scheme and has fulfilled all its obligations thereunder (including any obligation to pay contributions thereto) and it has made all contributions to the Retirement Scheme which are due. There are no contributions to the Retirement Scheme which are due from the employees but unpaid.

16.6 The Companies and the trustees of the Retirement Scheme have duly complied with their respective obligations under the trust deeds and the rules thereof and under all relevant legislation. All amounts due to the trustees thereof or to any insurance company in connection therewith have been paid and no recommendation contained in any report, actuarial or otherwise, relating to the Retirement Scheme has been received by the Company and Plainduty within the three (3) years immediately preceding the date hereof which has not been complied with in full and in respect of which complete and accurate copies have not been supplied to the Purchaser.

16.7 The Retirement Scheme is duly approved under Section 87A of the Inland Revenue Ordinance and neither the trustees thereof nor any of the Companies has taken, or omitted to take, any action which would prejudice the continued approval of the Commissioner for Inland Revenue.

16.8 The Retirement Scheme is duly registered with the Registrar of Occupational Retirement Schemes pursuant to the Occupational Retirement Schemes Ordinance (Cap 426 of the Laws of Hong Kong) and has been complying with all provisions and requirements of such ordinance and the rules and regulations thereunder.

16.9      In respect of Workable Singapore:-

          16.9.1 All deductions and payments required to be made by Workable Singapore in respect of contributions (including employer's contributions) to any relevant competent authority have been so made.

          16.9.2 Proper records have been maintained in respect of all such deductions and payments and all regulations applicable thereto have been complied with.

17.       Intellectual Property

17.1      In this Agreement:

          "Copyright" means copyright, design rights, topography rights and database rights, whether registered or unregistered (including any applications for registration of any such thing) and any similar or analogous rights to any of the above, whether arising or granted under the law of Hong Kong or of any other jurisdiction;

          "Know How" means trade secrets and confidential business information, including details of supply arrangements, customer lists and pricing policy;

          sales targets, sales statistics, market share statistics, marketing surveys and reports; marketing research; unpatented technical and other information including inventions, discoveries, processes and procedures, ideas, concepts, formulae, specifications, procedures for experiments and tests and results of experimentation and testing; information comprised in Software; together with all common law or statutory rights protecting any such thing, including by any action for breach of confidence and any similar or analogous rights to any of the above, whether arising or granted under the law of Hong Kong or any other jurisdiction;

          "Intellectual Property" means Patent Rights, Know How, Copyright (including rights in Software), Trade Marks and IP Materials owned, licensed, used or exploited by any Group Company;

          "Intellectual Property Agreements" means agreements or arrangements relating to the Relevant IP;

          "IP Materials" means all documents, records, tapes, discs, diskettes and any other materials whatsoever containing Copyright works, Know How or Software;

          "Patent Rights" means patent applications or patents, author certificates, inventor certificates, utility certificates, improvement patents and models and certificates of addition, including any divisions, renewals, continuations, refilings, confirmations-in-part, substitutions, registrations, confirmations, additions, extensions or reissues of any such thing and any similar or analogous rights to any of the above, whether arising or granted under the law of Hong Kong or any other jurisdiction;

          "Registered Intellectual Property" means the Intellectual Property owned, licensed, used or exploited by any Group Company;

          "Relevant   Action"  means   Registered   Intellectual   Property  and
          Unregistered Intellectual Property;

          "Relevant  IP"  means  all   Registered   Intellectual   Property  and
          Unregistered Intellectual Property;

          "Software" means any and all computer programs in both source and object code form, including all modules, routines and sub-routines such programs and all source and other preparatory materials relating to them, including user requirements, functional specifications and programming specifications, ideas, principles, programming languages, algorithms, flow charts, logic, logic diagrams, orthographic representations, file structures, coding sheets, coding and any manuals or other documentation relating to them and computer generated works;

          "Trade Marks" means trade or service mark applications or registered trade or service marks, registered protected designations of origin, registered protected geographic origins, refilings, renewals or reissues of any of the above, unregistered trade or service marks, get up and company names in each case with any and all associated goodwill and all rights or forms of protection of a similar or analogous nature, including rights which protect goodwill, whether arising or granted under the law of Hong Kong or of any other jurisdiction;

          "Unregistered   Intellectual  Property"  means  Intellectual  Property
          owned, licensed, used or exploited by any Group Company other than the Registered Intellectual Property;

17.2      Ownership and rights

          17.2.1 The relevant Group Company is the sole beneficial owner of all Relevant IP.

          17.2.2 No Group Company requires any further Intellectual Property in relation to the development, manufacture, marketing or sale of its products or services or in relation to any of the processes employed in the Business.

17.3      Enforcement

          17.3.1 The Relevant IP is valid and subsisting and none of the Registered Intellectual Property is the subject of outstanding or threatened disputes, claims or proceedings for cancellation, revocation, opposition, interference, rectification or contested ownership.

          17.3.2    Where   registration   is   available,    applications   for
                    registration of all Relevant IP are being diligently prosecuted in all key industrial nations of the world and no Group Company has received adverse opinion whether from any registry concerned or its own advisers in relation to any such application.

          17.3.3 All Registered Intellectual Property has been maintained and all renewal fees have been paid on time.

          17.3.4 All Know-How owned, used or exploited by any Group Company has been kept secret and confidential and has not been disclosed to third parties.

          17.3.5 Nothing has been done to diminish or otherwise affect the reputation of unregistered Trade Marks, owned, used or otherwise exploited by any Group Company.

17.4      Intellectual Property Agreements

          17.4.1 The relevant Group Company has entered into all Intellectual Property Agreements whereby:

                    (a) it uses or exploits any Intellectual Property belonging to a third party ("Licences-In");or

                    (b) it has authorised or otherwise permitted, expressly or by implication, any use whatsoever of any Intellectual Property, or granted to any third party any right or interest in respect of any Intellectual Property ("Licences-Out").

          17.4.2 None of the Relevant IP has been charged, mortgaged, licensed or otherwise encumbered.

          17.4.3 All Intellectual Property Agreements are valid and binding and none has been the subject of any breach or default by any party or of any event which with notice or lapse of time or both would constitute a default.

          17.4.4 There are no disputes, claims or proceedings arising out of or relating to the Intellectual Property Agreements.

          17.4.5    All Intellectual Property Agreements have been duly recorded
                    or  registered  with  the  proper  authorities   whenever  a
                    requirement to do so exists.

17.5      Infringement

          17.5.1 No Group Company has infringed and infringes any Intellectual Property of a third party as a result of its use or exploitation of the Relevant IP, nor will such use or exploitation give rise to any infringement dispute , claims or proceedings against it.

          17.5.2 There are not and have not been any disputes, claims or proceedings threatened or in existence in any court or tribunal in respect of any of the Relevant IP as such or in respect of any use or exploitation of it by any Group Company.

          17.5.3 There has been and is no current or anticipated infringement by any third party of any Relevant IP.

18.       Information technology and telecommunications

18.1      In this Agreement:

          "Hardware" means any and all computer, telecommunications and network equipment owned or used by any Group Company;

          "IT Contracts" means any agreements or arrangements with third parties relating to IT Systems or IT Services, including all hire purchase contracts or leases of Hardware, licences of Software, and other IT procurement;

          "IT Services" means any services relating to the IT Systems or to any other aspect of any Group Company's data processing or data transfer requirements, including facilities management, bureau services, hardware maintenance, software development or support, consultancy, source code deposit, recovery and network services;

          "IT Systems" means Hardware and/or Software owned or used by any Group Company.

18.2      Identification and ownership

          18.2.1 All IT Systems and data referred to in the Disclosure Documents are owned by the Group, and are not wholly or partly dependent on any facilities or services not under the exclusive ownership and control of the Group.

          18.2.2 All the IT Contracts are valid and binding. None of the IT Contracts has been the subject of any breach or default, or of any event which (with notice or lapse of time or both) would constitute a default, or is liable to be terminated or otherwise adversely affected by the transaction contemplated by this Agreement.

          18.2.3 Each Group Company has in its possession or in its control the source code of all Software.

18.3      Computer operation and maintenance

          18.3.1 All IT Systems are in good working order, function in accordance with all applicable specifications, and have been and are being properly and regularly maintained and replaced. No part of the IT Systems has materially failed to function at any time during the five years prior to the date of this Agreement.

          18.3.2 All IT Services are being and have been provided in accordance with all applicable specifications.

          18.3.3 Each Group Company has full and unrestricted access to and use of the IT Systems, and no third party agreements or consents are required to enable it to continue such access and use following completion of the transaction contemplated by this Agreement.

          18.3.4    So far as the Sellers are aware:

                    (a)       it is not  necessary  or  desirable  to incur  any
                              further expenditure on the modification, development, expansion or (save in the normal course of business) replacement of the IT Systems; and

                    (b) the present capacity of the IT Systems is sufficient in order to satisfy the requirements of any Group Company with regard to data processing and communications during the period ending three years from the date of this Agreement.

          18.3.5 No part of the IT Systems is or has been infected by any virus or other extraneously-induced malfunction, and no person has had unauthorised access to the IT Systems or any data stored thereon. Each Group Company operates a documented procedure to avoid such infections and unauthorised access.

          18.3.6 All data processed using the IT Systems and/or the IT Services has been regularly archived in hard copy form. Such hard copies have been properly stored and catalogued, and are available for inspection as required by any Group Company from time to time.

          18.3.7 Each Group Company has taken all steps necessary to ensure that its business can continue in the event of a failure of the IT Systems (whether due to natural disaster, power failure or otherwise).

18.4      Year 2000

          The operation of the IT Systems and the provision of the IT Services will be unaffected by the change in year from 1999 to 2000 or by any related change in the field configurations containing date information within the IT Systems. In particular:

          18.4.1 there will be no error, malfunction or change in the operation, functionality or performance of the IT Systems or the provision of the IT Services;

          18.4.2 no value for current date will cause any interruption in the operation of the IT Systems or the provision of the IT Services;

          18.4.3 all manipulations of time-related data will produce the desired results for all valid date values within the applicable domain;

          18.4.4 date-based functionality will behave consistently for dates prior to, during and after the year 2000;

          18.4.5 date elements in interfaces and data storage will permit specifying the century to eliminate date ambiguity without human intervention, including leap year calculations; and

          18.4.6 where any date element is represented without a century, the correct century shall be unambiguous for all manipulations involving the element and in all interfaces and data storage, the century in any date shall be specified either explicitly or by unambiguous algorithms or inferencing rules.

19.       Legislation

          No Group Company is in breach of or has received notice of or is aware of any allegation of breach of the requirements of any legislation which is applicable to it.

20.       Properties

20.1      General

          20.1.1 The Properties comprise all the property owned, controlled, used or occupied by the Group and all the estates, interests or rights vested in any of the Group relating to any property and land.

          20.1.2 No Group Company has liability (whether actual, contingent or otherwise) as tenant, assignee, guarantor, covenantor or otherwise arising from or relating to any estate, interest or right in any land other than the Properties.

          20.1.3 No Group Company has surrendered any lease or tenancy to the landlord without first satisfying itself that the landlord had good title to accept such surrender and without receiving from the landlord an absolute release from all liability arising under such lease or tenancy.

          20.1.4 No structural or other defects have appeared in respect of or affecting the buildings in which the Properties are situated and structures on or comprising the Properties or any part thereof and all such buildings and structures are in good and substantial repair and condition.

20.2      HK Properties

          In relation to each HK Property:

          20.2.1    Collateral assurances and undertakings

                    No collateral assurances, undertakings, waivers, releases or concessions have been made by any party to the relevant lease.

          20.2.2    Head lease

                    The relevant lease is a head lease.

          20.2.3    Consents

                    Any consents (including, without limitation, mortgagee's consent) required for the grant of the relevant lease or the vesting of the relevant lease in Workable HK or for the grant of any sub-lease or for any works carried out by or change of use effected by the tenant have been obtained and placed with the documents of title along with evidence of the registration of any such grant or vesting where requisite.

          20.2.4    Restrictions on use

                    There are no restrictions in the relevant lease, the relevant deed of mutual covenants, the relevant land grant or the relevant planning or building regulations which prevent the property from being used now in the ordinary course of business of the Companies which prevent the property from being used now in the ordinary course of business of the Companies or in the future for the present use.

          20.2.5    Adverse matters

                    There are no matters affecting the property (other than any referred to in the relevant lease) which are protected by registration against any owner in the relevant Land Registry.

          20.2.6    Loading Capacity

                    The weight of all plant, machinery and equipment currently situated at the property is not in excess of the maximum loading capacity allowed under the deed of mutual covenants to which the property is subject.

20.3      Singapore Property

          In relation to the Singapore Property:

          20.3.1    Details of Leases

                    The  details  of the  Singapore  Lease  set out in Part 2 of
                    Schedule 3 (Properties and Leases) are complete and accurate in all respects.

          20.3.2    Collateral assurances and undertakings

                    No collateral assurances, undertakings, waivers, releases or concessions have been made by any party to the Singapore Lease.

          20.3.3    Terms

                    The terms of the Singapore Lease are equivalent to those which would have been negotiated at arm's length as between a willing landlord and a willing tenant at the time of its grant and it contains nothing which is materially adverse to the interests of Workable Singapore.

          20.3.4    Head lease

                    The Singapore Lease is a head lease.

          20.3.5    Consents

                    Any consents (including, without limitation, mortgagee's consent) required for the grant of the Singapore Lease or the vesting of the Singapore Lease in Workable Singapore or for the grant of any sub-lease or for any works carried out by or change of use effected by the tenant have been obtained and placed with the documents of title along with evidence of the registration of any such grant or vesting where requisite.

          20.3.6    Payment of rent

                    The last instalment of rent (and service charge if any) was paid to and was accepted by the landlord or its agents without qualification.

          20.3.7    Memoranda of rent review

                    Where the current annual rent is not the same as the annual rent originally reserved by the Singapore Lease, evidence of its agreement or determination has been placed with the documents of title.

          20.3.8    Rent review

                    All steps in rent reviews have been duly taken and no rent reviews are or should be currently under negotiation or the subject of a reference to an expert or arbitrator or the courts.

          20.3.9    Restrictions on use

                    There are no restrictions in the Singapore Lease, the relevant land grant, the relevant deed of mutual covenants or the relevant planning and building regulations which prevent the Singapore Property from being used now in the ordinary course of business of the Subsidiary or in the future for the present use in the ordinary course of business of Workable Singapore.

          20.3.10   Rights of re-entry

                    The Singapore Lease is not expressed to be subject to a right of re-entry on any ground except non-payment of rent or breach of covenant by the tenant.

          20.3.11   Improvements

                    Where the Singapore Lease provides for review of rent, any alterations or improvements carried out by Workable Singapore or any predecessor in title are to be disregarded for review purposes save where any such alterations or improvements were carried out pursuant to an obligation to the landlord.

          20.3.12   Adverse matters

                    There are no matters affecting the Singapore Property (other than any referred to in the Singapore Lease) which are protected by registration against any owner in the relevant land registry in Singapore.

          20.3.13   Loading Capacity

                    The weight of all plant, machinery and equipment currently situated at the Singapore Property is not in excess of the maximum loading capacity allowed under the deed of mutual covenants to which the Singapore Property is subject.

                                     Part 2

                               Taxation Warranties

21.       Taxation

21.1      General

          21.1.1    Notices and returns

                    All notices, returns, computations and registrations of the relevant Group Company for the purposes of Taxation have been made punctually on a proper basis and are correct and none of them is, or is likely to be, the subject of any dispute with any Taxation Authority.

          21.1.2    Information

                    All information supplied by the relevant Group Company for the purposes of Taxation was when supplied and remains complete and accurate in all material respects.

          21.1.3    Payment of Tax due

                    All Taxation which the relevant Group Company is liable to pay prior to Completion has been or will be so paid prior to Completion.

          21.1.4    Penalties or interest on Tax

                    No Group Company has within the period of six years ending on the date of this Agreement paid or become liable to pay any penalty, fine, surcharge or interest charged by virtue of the provisions of any Taxation Statute.

          21.1.5    Investigations

                    No Group Company has been subject to any visit, audit, investigation, discovery or access order by any Taxation Authority and there are no circumstances existing which make it likely that a visit, audit, investigation, discovery or access order will be made.

          21.1.6    Residence

                    Each Group Company is and always has been resident for Taxation purposes only in the jurisdiction in which it is incorporated.

          21.1.7    Tax provision

                    Full provision or reserve has been made in the Accounts for all Taxation assessed or liable to be assessed on the relevant Group Company or for which it is accountable in respect of income, profits or gains earned, accrued or received or deemed to be earned, accrued or received on or before the Balance Sheet Date, including distributions made down to such date or provided for in the Accounts and proper provision has been made in the Accounts for deferred Taxation in accordance with generally accepted accounting principles.

          21.1.8    Concessions and arrangements

                    The amount of Taxation chargeable on the relevant Group Company during any accounting period ending on or within the six years before the Balance Sheet Date has not depended on any concessions, agreements or other formal or informal arrangements with any Taxation Authority.

          21.1.9    Anti-avoidance provisions

                    No Group Company is a party to any scheme or arrangement of which the main purpose, or one of the main purposes, was the avoidance of or the reduction in or the deferral of a liability to Taxation.

          21.1.10   Transactions requiring clearance or consent

                    All particulars furnished to any Taxation Authority in connection with an application for clearance or consent by the relevant Group Company or on its behalf or affecting the relevant Group Company has been made and obtained on the basis of full and accurate disclosure to the relevant Taxation Authority of all relevant material facts and considerations; and any transaction for which clearance or consent was obtained has been carried into effect only in accordance with the terms of the relevant clearance or consent.

          21.1.11   Calculation of Taxation liability

                    Each Group Company has sufficient records relating to the past seven years to permit accurate calculation of the Taxation liability or relief which would arise upon a disposal or realisation on completion of each asset owned by the relevant Group Company at the Balance Sheet Date or acquired by the relevant Group Company since that date but before Completion.

          21.1.12   Claims and disclaimers

                    Each Group Company has duly submitted all claims and disclaimers the making of which has been assumed for the purposes of the Accounts.

          21.1.13   Outstanding claims, elections and appeals

                    No Group Company is entitled:

                    (a) to make any claim (including a supplementary claim), disclaimer or election for relief under any Taxation Statute;

                    (b) to appeal against any assessment or determination relating to Taxation; or

                    (c)       to apply for a postponement of Taxation.

21.2      Estate Duty

          There has been no transfer of any property to any Group Company which has given or may give rise to any claim, assessment or demand in relation to estate duty under Section 35 of the Estate Duty Ordinance (Cap 111 of the Laws of Hong Kong) and there is no charge or potential charge on any property or assets of any Group Company under Section 18 or Section 43(6) of the Estate Duty Ordinance.

21.3      Profits Tax

          All remuneration, compensation payments, payments on retirement or removal from an office or employment and other sums paid or payable to employees or officers or former employees or officers of each Group Company and all interest, annuities, royalties, rent and other annual payments paid or payable by that Group Company (whether before or after the date hereof) pursuant to any obligation in existence at the date hereof are and will (on the basis of the Taxation Statute in force at the date hereof) be deductible for profits tax purposes either in computing the profits of that Company or as a charge on its income.

21.4      Stamp duty

          Save for the documents signed on Completion, all stampable documents wheresoever executed (other than those which have ceased to have any legal effect) to which any Group Company is a party have been adequately, duly and fully stamped or stamped with a particular stamp denoting that no stamp duty is chargeable. Since the Balance Sheet Date there have been and are no circumstances or transactions to which any Group Company is or has been a party such that a liability to stamp duty or any penalty in respect of such duty will arise on any Group Company. All documents signed on Completion will be fully and duly stamped as soon as practicable after Completion and in any event within statutory time limits so that no penalty shall be payable for late stamping.

21.5      Tax registration of Workable Singapore

          In relation to goods and services tax and/or value-added or other similar tax, Workable Singapore:

          21.5.1    has been duly registered and is a taxable person;

          21.5.2    has  complied  with  all  statutory  requirements,   orders,
                    provisions, directions, or conditions;

          21.5.3 maintains complete, correct and up to date records as is required by the applicant legislation; and

          21.5.4 has not been required by the relevant authorities of customs and excise to give security.

                                   Schedule 8

                      List of documents in the agreed form


1.        Tax  Deed   (Schedule   5   paragraphs   1(f)  and  2(d)   (Completion
          Obligations))

2.        Escrow  Agreement  (Schedule 5  paragraphs  1(n) and 2(f)  (Completion
          Obligations))

3.        Powers  of   attorney   (Schedule   5   paragraph   1(m)   (Completion
          Obligations))

4.        Service Agreements (Schedule 5 paragraph 1(p) (Completion Obligations)

                                   Schedule 9

                                Retirement Scheme


1. Notwithstanding Clause 13, there is no requirement in connection with the transaction contemplated by this Agreement to set out provisions in this Agreement in connection with any applicable Retirement Scheme.

                                   Schedule 10
                                  Certificates

                                     Part 1
                              Sellers' Certificate


Each of the Sellers shall deliver a certificate dated the Completion Date containing the following representations and warranties, namely that:

1. He understands that the Purchaser and CGII are relying upon the following statements in determining whether CGII may issue the Fixed Consideration Shares to Hacienda Resources Limited the ("Allottee") under applicable securities laws of the United States.

2. He understands that the Fixed Consideration Shares are not being registered under the Securities Act, and that such shares are being issued to the Allottee in reliance on an exemption from the registration requirements under the Securities Act for a transaction not involving any public offering.

3. He understands that the Fixed Consideration Shares cannot be resold by the Allottee unless they are registered under the Securities Act or unless an exemption from registration is available, and that an appropriate legend to the foregoing effect will be placed on the certificates representing the Fixed Consideration Shares and "stop transfer" instructions will be given to CGII's transfer agent.

4. He has been afforded the opportunity to ask questions of and receive answers from, directors and executive officers of CGII concerning CGII and the terms and conditions of the Fixed Consideration Shares.

5. He has been afforded the opportunity to consult with United States securities counsel regarding the restricted nature of the Fixed Consideration Shares.

6. The Fixed Consideration Shares are being acquired by him through allotment thereof to the Allottee for his own account for investment and not for distribution or resale, directly or indirectly, within the meaning of the Securities Act other than pursuant to registration thereunder or in accordance with an exemption therefrom, such exemption (if other than Rule 144, Rule 144A or Regulation S) to be evidenced by an opinion of counsel to Allottee, acceptable to CGII.

7. He has been provided with copies of the following documents (the "SEC Documents") filed by CGII with the United States Securities and Exchange Commission:

          (a) the final prospectus forming part of CGII's Registration Statement on Form S-1, as amended (File No.333-46541); and

          (b) CGII's report on Form 10-Q for each of the fiscal quarters ended 31 March 1998, 30 June 1998 and 30 September 1998.

8. He acknowledges that neither the Purchaser nor CGII nor their respective officers and agents have made any representations or warranties, whether orally or in writing, or express or implied, as to the financial condition, assets, operations, business, prospects or condition of CGII and the CGII Stock, and that he has relied solely on the information contained in the SEC Documents in making the decision to acquire the Fixed Consideration Shares.

9. He, together with , are the sole owners of the issued and outstanding capital stock of Hacienda Resources Limited ("Allottee"). There are no outstanding options, contracts, calls, commitments or agreements of any character relating to the capital stock of Allottee generally, and there are no outstanding securities or other instruments convertible into or exchangeable for shares of capital stock of Allottee, and there are no commitments to issue any such securities or instruments.

                                   Schedule 10
                                     Part 2
                             Allottee's Certificate

The Allottee shall deliver a certificate dated the Completion Date containing the following representations and warranties, namely that:

1. It understands that the Purchaser and CGII are relying upon the following statements in determining whether CGII may issue the Fixed Consideration Shares to it under applicable securities laws of the United States.

2. It understands that the Fixed Consideration Shares are not being registered under the Securities Act, and that such shares are being issued to it in reliance on an exemption from the registration requirements under the Securities Act for a transaction not involving any public offering.

3. It understands that the Fixed Consideration Shares cannot be resold by it unless they are registered under the Securities Act or unless an exemption from registration is available, and that an appropriate legend to the foregoing effect will be placed on the certificates representing the Fixed Consideration Shares and "stop transfer" instructions will be given to CGII's transfer agent.

4. It has been afforded the opportunity to ask questions of and receive answers from, directors and executive officers of CGII concerning CGII and the terms and conditions of the Fixed Consideration Shares.

5. It has been afforded the opportunity to consult with United States securities counsel regarding the restricted nature of the Fixed Consideration Shares.

6. The Fixed Consideration Shares are being acquired by it for its own account for investment and not for distribution or resale directly or indirectly within the meaning of the Securities Act other than pursuant to registration thereunder or in accordance with an exemption therefrom, such exemption (if other than Rule 144, Rule 144A or Regulation S) to be evidenced by an opinion of counsel to Allottee acceptable to CGII.

7. It has been provided with copies of the following documents (the "SEC Documents") filed by CGII with the United States Securities and Exchange Commission:

          (a) the final prospectus forming part of CGII's Registration Statement on Form S-1, as amended (File No.333-46541); and

          (b) CGII's report on Form 10-Q for each of the fiscal quarters ended 31 March 1998, 30 June 1998 and 30 September 1998.

8. It acknowledges that neither the Purchaser nor CGII nor their respective officers and agents have made any representations or warranties, whether orally or in writing, or express or implied, as to the financial condition, assets, operations, business, prospects or condition of CGII and the CGII Stock, and that it has relied solely on the information contained in the SEC Documents in making the decision to acquire the Fixed Consideration Shares.

9. Lam Hok Ling and Tung Hok Ki are the sole owners of its issued and outstanding capital stock. There are no outstanding options, contracts, calls, commitments or agreements of any character relating to its capital stock generally, and there are no outstanding securities or other instruments convertible into or exchangeable for shares of its capital stock, and there are no commitments to issue any such securities or instruments.

                         THIS PAGE IS DELIBERATELY BLANK

SIGNED SEALED and DELIVERED                 )
by LAM HOK LING in the presence of:-        )





SIGNED SEALED and DELIVERED                 )
by TUNG HOK KI in the presence of:-         )





SEALED with the Common Seal of and          )
SIGNED by                                   )
for and on behalf of                        )
HACIENDA RESOURCES LIMITED                  )
in the presence of:-                        )





SIGNED SEALED and DELIVERED                 )
by                                          )
duly appointed attorney of                  )
CUNNINGHAM GRAPHICS                         )
INTERNATIONAL, S.A.                         )
in the presence of:-                        )



SIGNED SEALED and DELIVERED                 )
by                                          )
duly appointed attorney of                  )
CUNNINGHAM GRAPHICS                         )
INTERNATIONAL, INC.                         )
in the presence of:-                        )



                                      -108-